Exhibit 4.2

Execution Version

BREAD FINANCIAL FUNDING, LLC,

Transferor

BREAD FINANCIAL CARD ISSUANCE TRUST,

Issuer

and

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

Indenture Trustee

TRANSFER AGREEMENT

Dated as of June 11, 2026

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TABLE OF CONTENTS

(continued)

EXHIBITS

Exhibit A-1	Form of Assignment of Receivables in Additional Accounts Included in Bread Financial Card Issuance Trust
Exhibit A-2	Form of Designation of Approved Portfolios Included in Bread Financial Card Issuance Trust
Exhibit B	Form of Reassignment of Receivables in Removed Accounts From Bread Financial Card Issuance Trust
Exhibit C-1	Form of Opinion of Counsel With Respect to Amendments
Exhibit C-2	Form of Opinion of Counsel With Respect to Additional Accounts
Exhibit C-3	Form of Annual Opinion of Counsel
Exhibit D	Form of Annual Certification
Exhibit E	Servicing Criteria to be Addressed in Assessment of Compliance
Schedule I	Requirements of FDIC Rule

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TRANSFER AGREEMENT, dated as of June 11, 2026 (this “Agreement”), by and among BREAD FINANCIAL FUNDING, LLC, a Delaware limited liability company, as transferor (the “Transferor”), BREAD FINANCIAL CARD ISSUANCE TRUST, a statutory trust created under the laws of the State of Delaware, as issuer (the “Issuer” or the “Trust”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, a national banking association, in its capacity as indenture trustee (the “Indenture Trustee”).

In consideration of the mutual agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree that this Agreement, together with the Transaction Documents (each capitalized term as hereinafter defined), will define the contractual rights and responsibilities of the Transferor, the Issuer and the Indenture Trustee, including, but not limited to, representations and warranties, ongoing disclosure requirements and measures to avoid conflicts of interest, and hereby further agree as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF

GENERAL APPLICATION

Section 1.01. Definitions. Whenever used in this Agreement, the following words and phrases shall have the following meanings.

“Account” means (a) each Initial Account (but only from and after the Initial Transfer Date), (b) each Additional Account (but only from and after the Addition Date with respect thereto), (c) each Automatic Additional Account (but only from and after the Addition Date with respect thereto), (d) each Related Account, and (e) each Transferred Account. The term “Account” shall exclude (i) any Removed Account and (ii) any Account, all the Receivables of which are reassigned to the Transferor pursuant to Section 2.06 or Section 2.07.

“Account Agreement” means, with respect to an Account, the agreement by and between the Account Originator (including the Bank as an assignee of any Other Originator) and any Person, governing the terms and conditions of such Account, as such agreement may be amended, restated, supplemented or otherwise modified from time to time.

“Account Assignment” has the meaning specified in Section 2.11(d)(v).

“Account Control Agreement” means the Securities Account Control Agreement, dated as of June 11, 2026, by and among the Trust, U.S. Bank Trust Company, National Association, as Indenture Trustee, and U.S. Bank National Association, as Securities Intermediary, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Account Guidelines” means the established policies and procedures of the Bank (including, if applicable with respect to periods before transfer to the Bank, the applicable Account Originator), (a) relating to the operation of its credit card business, which generally are applicable to its portfolio of similar accounts, including the policies and procedures for determining the creditworthiness of customers and the extension of charge privileges to customers and (b) relating to the maintenance of accounts and collection of receivables, in each case as such policies and procedures may be amended, restated, supplemented or otherwise modified from time to time.

“Account Originator” means (a) the Bank and its successors and assigns, or (b) any other originator of Accounts that is designated from time to time pursuant to Section 2.11 or by amendment in accordance with Section 6.01 and that, directly or indirectly, enters into a receivables purchase agreement with Transferor.

“Accumulation Period” has the meaning specified in the Indenture.

“Acquired Portfolio Receivable” means any receivable acquired by the Bank from any Other Originator in connection with the Account Originator’s acquisition of a portfolio of credit card accounts from such Other Originator (prior to the transfer of such receivable to the Transferor pursuant to the Receivables Purchase Agreement).

“Addition Date” means, (a) with respect to Additional Accounts, the date specified as such in the related Account Assignment and (b) with respect to Automatic Additional Accounts, the Automatic Addition Date as determined pursuant to Section 2.11(a).

“Additional Account” means each credit card account (a) established pursuant to an Account Agreement, (b) in any Approved Portfolio, and (c) designated pursuant to Section 2.11(b) or Section 2.11(c) to be included as an Account and is identified on a supplement to the TA Account Schedule delivered to the Issuer and the Indenture Trustee by the Transferor pursuant to Section 2.01(d) and Section 2.11(d).

“Administrator” has the meaning specified in the Servicing Agreement.

“Adverse Effect” has the meaning specified in the Indenture.

“Affiliate” has the meaning specified in the Indenture.

“Aggregate Allocation Amount” means, as of any date of determination, an amount equal to (a) the sum of the Stated Principal Amounts for all Outstanding Series as of such date (or, if the applicable Indenture Supplement uses a different class- or series-level construct in lieu of “Stated Principal Amount,” the corresponding stated principal amount specified in such Indenture Supplement for such Series), plus (b) the sum of the Excess Collateral Amounts for all Outstanding Series as of such date (or, if the applicable Indenture Supplement uses a different class or series-level construct in lieu of “Excess Collateral Amount,” the corresponding excess collateral, enhancement, or overcollateralization amounts included in any Allocation Amount for such Series).

“Agreement” means this Transfer Agreement, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Allocation Amount” has, with respect to any Series or Class of Notes, the meaning specified in the applicable Indenture Supplement for such Series or Class.

“Amortization Period” has the meaning specified in the Indenture.

“Approved Portfolio” means (a) any credit card accounts included in a Proprietary Portfolio and (b) any credit card accounts included in any additional program portfolio that is designated as an Approved Portfolio pursuant to Section 2.11(e)(i). For the avoidance of doubt, once a program portfolio is designated as an Approved Portfolio, it shall remain an Approved Portfolio notwithstanding a change in the name or rebranding of any Brand Partner associated with the Approved Portfolio.

“Approved Portfolio Designation” has the meaning specified in Section 2.11(e)(i).

“Assigned Assets” has the meaning specified in Section 3.04.

“Assumed Obligations” has the meaning specified in Section 3.04.

“Assuming Entity” has the meaning specified in Section 3.04.

“Assumption Agreement” has the meaning specified in Section 3.04(b).

“Authorized Officer” means:

(a) (i) with respect to the Issuer, (A) any officer of the Beneficiary who is authorized to act for the Beneficiary in matters relating to the Issuer pursuant to the Trust Agreement or (B) any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Owner Trustee to the Indenture Trustee and the Transferor from time to time, and (ii) any officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Servicing Agreement and who is identified on the list of Authorized Officers, containing the specimen signatures of each such Person, delivered by the Administrator to the Indenture Trustee and the Transferor from time to time; and

(b) with respect to the Transferor, any officer of the Transferor who is identified on the list of Authorized Officers, containing the specimen signature of each such Person, delivered by the Transferor to the Indenture Trustee and the Owner Trustee (on behalf of the Issuer) from time to time.

“Automatic Additional Account” means each credit card account in any Approved Portfolio that is established pursuant to an Account Agreement coming into existence on or after the Designation Date as specified as such in the related Approved Portfolio Designation and prior to the Automatic Addition Termination Date or an Automatic Addition Suspension Date, or subsequent to a Restart Date. Automatic Additional Accounts are included as Accounts from and after the Automatic Addition Date for each such Automatic Additional Account pursuant to Section 2.11(a) (subject to any limitations specified in any Indenture Supplement) and shall be identified on supplements to the TA Account Schedule delivered to the Issuer and the Indenture Trustee by the Transferor pursuant to Section 2.01(d).

“Automatic Addition Date” has the meaning set forth in Section 2.11(a).

“Automatic Addition Suspension” has the meaning set forth in Section 2.11(a).

“Automatic Addition Suspension Date” has the meaning set forth in Section 2.11(a).

“Automatic Addition Termination Date” means the date Automatic Addition terminates pursuant to Section 2.11(a).

“Bank” means Comenity Capital Bank, a Utah industrial bank, and any successor (by merger or consolidation) or assign of Comenity Capital Bank.

“Beneficiary” has the meaning specified in the Trust Agreement.

“Brand Partner” has the meaning specified in Section 2.12(d).

“Brand Partner Program” has the meaning specified in Section 2.12(d).

“Business Day” has the meaning specified in the Indenture.

“Cash Advance Fees” means cash advance transaction fees and cash advance late fees, if any, as specified in any Account Agreement applicable to an Account.

“Class” has the meaning specified in the Indenture.

“Collection Account” has the meaning specified in the Indenture.

“Collections” means all payments (including Insurance Proceeds and Recoveries) received in respect of the Receivables in the form of cash, checks, wire transfers, electronic transfers, ATM transfers or any other form of payment in accordance with the related Account Agreement and all other amounts specified by this Agreement, the Servicing Agreement, the Indenture or the applicable Indenture Supplement as constituting Collections. With respect to any Date of Processing, all Recoveries with respect to Defaulted Receivables as of such Date of Processing will be treated as Finance Charge Collections. With respect to any Monthly Period, all Interchange and Merchant Discount Fees received with respect to such Monthly Period will be treated as Finance Charge Collections.

“Commission” has the meaning specified in the Indenture.

“Cut-Off Date” means (a) with respect to each Initial Account, the Initial Cut-Off Date as specified in the related Account Assignment, (b) with respect to each Additional Account, the Addition Cut-Off Date as specified as such in the related Account Assignment, and (c) with respect to each Automatic Additional Account, the applicable Addition Date.

“Cybersecurity Event” means any confirmed or reasonably suspected unauthorized access to, or use, disruption, degradation or destruction of, the information systems or data used to perform obligations under the Transaction Documents, including ransomware, malware, denial of service attacks, supply chain compromises, and material outages at a third party critical service provider (including cloud hosting or payment networks), in each case beyond the reasonable control of the affected party.

“Date of Processing” means, with respect to any transaction or any activity relating to any account or receipt of Collections, the Business Day on which such transactions or activities or the Collections are first identified in written form under the Servicer’s customary and usual servicing practices (without regard to the effective date of such recordation).

“Debtor Relief Laws” means (a) the United States Bankruptcy Code and (b) all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments, readjustment of debt, marshalling of assets, assignment for the benefit of creditors and similar debtor relief laws from time to time in effect in any jurisdiction affecting the rights of creditors generally or the rights of creditors of banks.

“Defaulted Receivables” means, for any Date of Processing, all Principal Receivables which are charged off as uncollectible or as having been created through fraudulent or counterfeit charge, in each case, on the Servicer’s computer file of Accounts on such Date of Processing in accordance with the Account Guidelines and the Servicer’s customary and usual servicing procedures for servicing receivables comparable to the Receivables.

“Designation Date” means, (a) with respect to any Approved Portfolio, the date specified as such in the related Approved Portfolio Designation, and (b) with respect to any Automatic Additional Account, the Designation Date for the Approved Portfolio in which such Automatic Additional Account is included.

“Determination Date” has the meaning specified in the Indenture.

“Discount Option Date” means each date on which a Discount Option Percentage designated by the Transferor pursuant to Section 2.14 takes effect.

“Discount Option Percentage” means the percentage, if any, designated from time to time by the Transferor pursuant to Section 2.14(a).

“Discount Option Receivables” has the meaning specified in Section 2.14(a).

“Discount Option Receivables Collections” means, on any Date of Processing occurring on or after the related Discount Option Date, the product of (a) the Discount Option Percentage and (b) all Collections of Principal Receivables arising in Accounts subject to the Discount Option Percentage pursuant to Section 2.14 that are received on such Date of Processing.

“Distribution Date” has the meaning specified in the Indenture.

“Dollars,” “$” or “U.S. $” means United States dollars.

“Early Amortization Event” has the meaning specified in the Indenture, as supplemented with respect to any Series or Class of Notes by the applicable Indenture Supplement.

“Eligible Account” means each credit card account in any Approved Portfolio owned by the Account Originator established pursuant to an Account Agreement, which meets the following requirements as of the applicable Cut-Off Date:

(a) is a credit card account in existence and maintained with the Account Originator or any Affiliate of the Account Originator;

(b) is payable in Dollars;

(c) has an Obligor who is not identified by the Servicer in its computer files as being involved in a proceeding under any Debtor Relief Law;

(d) has an Obligor who has provided, as his or her most recent billing address, an address located in the United States or its territories or possessions or a United States military address;

(e) has not been identified as an account with respect to which a related card has been lost or stolen;

(f) has not been sold or in which a security interest has been granted by the Account Originator to any other party, unless any such security interest is released on or before the Initial Transfer Date (with respect to the Initial Accounts) or the Addition Date (with respect to the Additional Accounts and Automatic Additional Accounts);

(g) does not have any receivables that have been sold or pledged by the Account Originator to any Person other than the Transferor, unless any such pledge is released on or before the Initial Transfer Date (with respect to the Initial Accounts) or the Addition Date (with respect to the Additional Accounts and Automatic Additional Accounts); and

(h) does not have any receivables that are Defaulted Receivables or that have been identified by the Servicer as having been incurred as a result of the fraudulent use of a related credit card.

Notwithstanding the above requirements, Eligible Accounts may include accounts, the receivables of which are Defaulted Receivables, or which have been identified by the Servicer in its computer files as cancelled due to a related Obligor’s bankruptcy or insolvency, in each case as of the related Cut-Off Date; provided, that (i) the balance of all receivables included in such accounts is reflected on the books and records of the Account Originator (and is treated for purposes of this Agreement) as “zero” and (ii) borrowing and charging privileges with respect to all such accounts have been cancelled in accordance with the Account Guidelines applicable thereto and will not be reinstated by the Account Originator or the Servicer.

“Eligible Receivable” means each Receivable:

(a) which has arisen in an Eligible Account;

(b) which was created in compliance in all material respects with all Requirements of Law applicable to the Account Originator (or, in the case of an Acquired Portfolio

Receivable, the related Other Originator) and pursuant to an Account Agreement that complies in all material respects with all Requirements of Law applicable to the Account Originator (or, in the case of an Acquired Portfolio Receivable, the related Other Originator during the time prior to the transfer of such Acquired Portfolio Receivable to the Account Originator), in either case, the failure to comply with which would have an Adverse Effect;

(c) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given in connection with the creation of such Receivable or the execution, delivery and performance by the Account Originator (or, in the case of an Acquired Portfolio Receivable, the related Other Originator with respect to such actions prior to the transfer of such Acquired Portfolio Receivable to the Account Originator) of its obligations under the Account Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect;

(d) as to which, immediately prior to the transfer of such Receivable to the Trust, the Transferor has good and marketable title thereto, free and clear of all Liens (other than any Lien for taxes of the Transferor or the Account Originator if such taxes are not then due and payable or if the Transferor or the Account Originator is then contesting the validity thereof in good faith by appropriate proceedings and has set aside on its books and records adequate reserves with respect thereto);

(e) which has been the subject of either a valid transfer and assignment from the Transferor to the Trust of all the Transferor’s right, title and interest therein (including any proceeds thereof), or the grant of a first-priority perfected security interest therein (and in the proceeds thereof), effective until the termination of the Trust;

(f) which is the legal, valid and binding payment obligation of an Obligor thereon, enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by applicable Debtor Relief Laws and by general principles of equity (whether considered in a suit at law or in equity);

(g) which, at the time of transfer to the Trust, has not been waived or modified except as permitted in accordance with Section 3.02(j) of the Servicing Agreement, Section 3.02 of the Receivables Purchase Agreement, the Account Guidelines, or as ordered by a court of competent jurisdiction or other Governmental Authority, and which waiver or modification is reflected in the Servicer’s computer file of Accounts;

(h) which, at the time of transfer to the Trust, is not subject to any right of rescission, setoff, counterclaim or any other defense (including defenses arising out of violations of usury laws) of an Obligor, other than defenses arising out of applicable Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity);

(i) as to which, at the time of transfer to the Trust, the Transferor has performed all obligations required to be performed by it under this Agreement and the Receivables Purchase Agreement in connection with such transfer;

(j) as to which, at the time of transfer to the Trust, neither the Transferor nor the Account Originator, as the case may be, has taken any action which would impair, or omitted to take any action the omission of which would impair, in any material respect the rights of the Trust or the Noteholders therein; and

(k) which constitutes an “account” as defined in Article 9 of the UCC as then in effect in any jurisdiction where the filing of a financing statement is then required to perfect the Trust’s interest in such Receivable and the proceeds thereof.

“Event of Default” has the meaning specified in the Indenture.

“Excess Funding Account” has the meaning specified in the Indenture.

“Excess Funding Amount” means, at any time, the aggregate amount on deposit in the Excess Funding Account.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Execution Date” means June 11, 2026.

“FDIA” means the Federal Deposit Insurance Act, as amended.

“FDIC” means the Federal Deposit Insurance Corporation or any successor thereto.

“FDIC Rule” means 12 C.F.R. §360.6, as it may be amended from time to time and subject to such clarifications and interpretations as may be provided by the FDIC or by the FDIC’s staff from time to time, and any successor thereto.

“FDIC Rule Interpretations” means any applicable published or informal interpretations, statements of policy or staff guidance issued by the FDIC or its staff interpreting or relating to the FDIC Rule.

“Finance Charge Collections” means the sum of (a) with respect to Receivables included as part of the Trust Assets, all Collections received by the Servicer on behalf of the Issuer of Finance Charge Receivables, (b) any amounts received by the Issuer which are designated as Finance Charge Collections pursuant to this Agreement, the Servicing Agreement, the Indenture or any Indenture Supplement, which shall include all Recoveries with respect to Defaulted Receivables, and (c) the amount of all interest and other investment earnings (net of losses and investment expenses), if any, on amounts on deposit in the Collection Account, the Excess Funding Account, and any Supplemental Issuer Account. The Interchange and Merchant Discount Fees received with respect to any Monthly Period shall be treated as Finance Charge Collections for such Monthly Period.

“Finance Charge Receivables” means (a) all amounts billed to the Obligors or any Account in respect of (i) all Periodic Finance Charges, (ii) Cash Advance Fees, (iii) Late Fees, returned check fees, and non-sufficient fund fees, and (iv) any other fees and charges and (b) Discount Option Receivables, if any.

“Governmental Authority” means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Inactive Account” means an Account with a Receivables balance of zero and on which no charges have been made for at least the preceding twelve (12) months.

“Indenture” means the Indenture, dated as of June 11, 2026, by and among the Issuer, the Indenture Trustee and the Securities Intermediary, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Indenture Supplement” has the meaning specified in the Indenture.

“Indenture Trustee” means U.S. Bank Trust Company, National Association, in its capacity as indenture trustee under the Indenture, its successors in interest and any successor indenture trustee under the Indenture.

“Independent Manager” has the meaning specified in Section 2.08(f)(ix).

“Ineligible Receivables” has the meaning specified in Section 2.06(b).

“Initial Account” means each credit card account in any Approved Portfolio established pursuant to an Account Agreement, which account is identified in the TA Account Schedule delivered to the Issuer and the Indenture Trustee by the Transferor pursuant to Section 2.01(d).

“Initial Transfer Date” means the date specified as such in the related Account Assignment with respect to the Initial Accounts.

“Insolvency Event” has the meaning specified in Section 4.01.

“Insurance Proceeds” means all Insurance Proceeds (as defined in the Receivables Purchase Agreement) that are paid to the Transferor as provided in the Receivables Purchase Agreement.

“Interchange” means all Interchange (as defined in the Receivables Purchase Agreement) that is allocable to the Receivables transferred by the Transferor to the Trust.

“Issuance Date” means each date on which a Series or Class of Notes is issued.

“Issuer” has the meaning specified in the first paragraph of this Agreement.

“Issuer Accounts” means, collectively, the Excess Funding Account, the Collection Account and any Supplemental Issuer Account.

“Issuer Tax Opinion” has the meaning specified in the Indenture.

“Late Fees” has the meaning specified in the Account Agreement applicable to each Account for late fees or similar terms.

“Lien” means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, equity interest, encumbrance, lien (statutory or other), preference, participation interest, priority or other security agreement or preferential arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement, or any financing lease having substantially the same economic effect as any of the foregoing; provided, however, that any assignment permitted by Section 3.02 of the Trust Agreement or Section 3.02 or Section 3.04 of this Agreement shall not be deemed to constitute a Lien; provided further, however, that the lien created in favor of the Indenture Trustee under the Indenture shall not be deemed to constitute a Lien.

“Merchant Discount Fees” means all Merchant Discount Fees (as defined in the Receivables Purchase Agreement) that are allocable to the Receivables transferred by the Transferor to the Trust.

“Monthly Noteholders’ Statement” has the meaning specified in the Indenture.

“Monthly Period” has the meaning specified in the Indenture.

“Note” or “Notes” has the meaning specified in the Indenture.

“Note Registrar” has the meaning specified in the Indenture.

“Noteholder” or “Holder” has the meaning specified in the Indenture.

“Obligor” means, with respect to any Account, the Person or Persons obligated to make payments with respect to such Account, including any guarantor thereof, but excluding any merchant.

“Officer’s Certificate” has the meaning specified in the Indenture.

“Opinion of Counsel” has the meaning specified in the Indenture.

“Other Originator” means any Person from which the Bank acquires a portfolio of credit card accounts any or all of which are subsequently designated as Accounts.

“Outstanding” has the meaning specified in the Indenture.

“Outstanding Principal Amount” has the meaning specified in the Indenture.

“Owner Trustee” has the meaning specified in the Trust Agreement.

“Periodic Finance Charges” means, with respect to any Account, all interest charges, finance charges, or similar charges accrued or assessed on such Account that are calculated by applying a periodic rate (whether daily, monthly, or otherwise) to all or any portion of the outstanding balance of such Account, however such charges may be designated in the related Account Agreement (including any charges designated as “interest,” “interest charges,” “finance charges,” “periodic finance charges,” “finance charges (due to periodic rate),” or similar terms).

“Person” has the meaning specified in the Indenture.

“Pool Balance” means, for any Date of Processing, the sum of (a) the aggregate amount of Principal Receivables as of the close of business on such Date of Processing, and (b) the Excess Funding Amount as of the close of business on such Date of Processing.

“Principal Collections” means, for any Date of Processing, the sum of (a) with respect to Receivables, all Collections other than those designated as Finance Charge Collections for such Date of Processing, and (b) the amount of funds withdrawn from the Excess Funding Account on such Date of Processing which are required to be deposited into the Collection Account and treated as Principal Collections in accordance with Section 5.07 of the Indenture.

“Principal Receivables” means all Receivables other than Finance Charge Receivables or Defaulted Receivables. In calculating the aggregate amount of Principal Receivables on any day, the amount of Principal Receivables shall be reduced by the aggregate amount of credit balances in the Accounts on such day. Any Principal Receivables which the Transferor is unable to transfer as provided in Section 2.01 shall not be included in calculating the amount of Principal Receivables.

“Proceeding” means any suit in equity, action at law or other judicial or administrative proceeding.

“Proprietary Portfolio” means credit card accounts issued by the Bank, or an Affiliate of the Bank, (a) which bear either the Comenity or Bread Financial brand and not the brand of any other financial or non-financial organization and (b) the value proposition and rewards structure of which is not directly tied to or affiliated with an external brand or loyalty program.

“Rating Agency” has, with respect to any Outstanding Notes, the meaning specified in the applicable Indenture Supplement for such Notes.

“Rating Agency Condition” has the meaning specified in the Indenture.

“Reassignment Amount” means, with respect to the Receivables, for any Transfer Date, the sum of (a) an amount equal to the outstanding principal balance of such Receivables as of the last day of the prior Monthly Period and (b) accrued and unpaid interest through the related Distribution Date on Notes with an Outstanding Principal Amount equal to the applicable amount specified in clause (a), which interest shall be determined based on the applicable note interest rates of each such Series or Class of Notes through the related Distribution Date of such Series or Class.

“Reassignment Date” has the meaning specified in Section 2.06(c).

“Receivables” means all amounts shown on the Servicer’s records as amounts payable by an Obligor on any Account from time to time, including amounts payable for Principal Receivables and Finance Charge Receivables. Receivables that become Defaulted Receivables will cease to be included as Receivables as of the day on which they become Defaulted Receivables. For purposes of the FDIC Rule and GAAP, Receivables are financial assets.

“Receivables Purchase Agreement” means the Receivables Purchase Agreement, dated as of June 11, 2026, by and between the Bank and the Transferor, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Recoveries” means all Recoveries (as defined in the Receivables Purchase Agreement) that are paid to the Transferor as provided in the Receivables Purchase Agreement.

“Registered Note” has the meaning specified in the Indenture.

“Regulation AB” means Subpart 229.1100 – Asset-Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting releases (including Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005) and Asset-Backed Securities Disclosure and Registration, Securities Act Release No. 33-9638, 79 Fed. Reg. 57,184 (September 24, 2014)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Regulation RR” means Credit Risk Retention, 12 C.F.R. Part 244, as amended from time to time.

“Related Account” means each Account in any Approved Portfolio, including any Proprietary Portfolio, with respect to which a new account number has been issued by the Account Originator or the Servicer (a) in compliance with the Account Guidelines and the related Account Agreement, (b) to the same Obligor or Obligors of such Account, and (c) as a result of the following: (i) the credit card with respect to such Account being lost or stolen; (ii) the related Obligor requesting a change in his or her billing cycle; (iii) the related Obligor requesting the discontinuance of responsibility with respect to such Account; (iv) fraudulent use of the credit card with respect to such Account; or (v) for any other reasons permitted by the Account Guidelines; provided, that such Account can be traced or identified in the computer or other records of the Account Originator used to generate the TA Account Schedule. A Related Account shall become an Account upon the date of issuance as reflected in the Account Originator’s records, and the Receivables therein shall be deemed to be Receivables transferred to the Trust hereunder. Related Accounts shall be identified on supplements to the TA Account Schedule, together with identification of the Account to which each such Related Account relates, delivered to the Issuer and the Indenture Trustee by the Transferor pursuant to Section 2.01(d).

“Removal Date” has the meaning specified in Section 2.12(a)(i).

“Removed Accounts” has the meaning specified in Section 2.12(a).

“Required Addition Date” has the meaning specified in Section 2.11(b)(i).

“Required Pool Balance” means, for any Date of Processing, the sum of (a) for all Series in their Revolving Period, the sum of the Allocation Amounts of such Series as of the close of business on such Date of Processing and (b) for all Series in their Amortization Period or Accumulation Period, the sum of the Allocation Amounts of such Series as of the close of business on the last day of the most recent Revolving Period for each of such Series (exclusive of (i) any

Series that will be paid in full on or prior to the Distribution Date immediately following such Date of Processing and (ii) any Series that will have an Allocation Amount of zero on the Distribution Date immediately following such Date of Processing (after giving effect to payments made on such Distribution Date)).

“Required Seller’s Interest Amount” means, the amount of “seller’s interest” required to be maintained pursuant to Regulation RR by the “sponsor” or one or more of its “wholly-owned affiliates” as such terms are defined in Regulation RR.

“Required Transferor Amount” means, for any Date of Processing, the product of (a) the Principal Receivables as of the close of business on such Date of Processing and (b) the Required Transferor Amount Percentage.

“Required Transferor Amount Percentage” means 6.0% or such other percentage as shall be designated from time to time by the Transferor; provided, however, that prior to designating any lesser percentage, the Transferor shall have provided to the Indenture Trustee an Issuer Tax Opinion and satisfied the Rating Agency Condition.

“Requirements of Law” means any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, whether federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation B and Regulation Z of the Board of Governors of the Federal Reserve System), and, when used with respect to any Person, the certificate of incorporation or formation and by-laws or other organizational or governing documents of such Person.

“Restart Date” has the meaning set forth in Section 2.11(a).

“Revolving Credit Agreement” means the Revolving Credit Agreement, dated as of June 11, 2026, by and between the Bank and the Transferor, as the same may be amended, restated, supplemented or otherwise modified from time to time or any substantially similar agreement entered into between any lender and the Transferor.

“Revolving Period” has the meaning specified in the Indenture.

“Sarbanes Certification” has the meaning specified in Section 7.04.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” has the meaning specified in the Indenture.

“Securitization Code” has the meaning specified in Section 2.01(c).

“Securitization Transaction” means any new issuance of a Series or Class of Notes, pursuant to Section 4.09 of the Indenture, whether publicly offered or privately placed, rated or unrated.

“Seller’s Interest Amount” means, with respect to any date, an amount of “seller’s interest” maintained by the “sponsor” or one or more of its “wholly-owned affiliates” (as such terms are defined in Regulation RR), determined in accordance with Section 246.5 of Regulation RR.

“Series” means, with respect to any Notes, the series specified in the applicable Indenture Supplement.

“Servicer” means the Bank, in its capacity as servicer pursuant to the Servicing Agreement, and, after any Service Transfer (as defined in the Servicing Agreement), the Successor Servicer.

“Servicing Agreement” means the Servicing Agreement dated as of June 11, 2026, by and among Bread Financial Funding, LLC, as Transferor, the Bank, as Servicer and as Administrator, Bread Financial Card Issuance Trust, as Issuer, and U.S. Bank Trust Company, National Association, as Indenture Trustee, as amended, restated, supplemented or otherwise modified from time to time.

“Servicing Criteria” means the “servicing criteria” set forth in Item 1122(d) of Regulation AB, as such may be amended from time to time.

“Servicing Participant” means the Servicer, any Subservicer or any Person that participates in any of the servicing functions specified in Item 1122(d) of Regulation AB with respect to the Receivables. For the avoidance of doubt, subject to Section 7.01, the term “Servicing Participant” shall not include the Owner Trustee or the Indenture Trustee.

“Subservicer” means any Person that services the Receivables on behalf of the Servicer or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Servicing Participants) of a substantial portion of the material servicing functions required to be performed by the Servicer under the Servicing Agreement that are identified in Item 1122(d) of Regulation AB. For the avoidance of doubt, subject to Section 7.01, the term “Subservicer” shall not include the Owner Trustee or the Indenture Trustee.

“Successor Servicer” has the meaning specified in the Servicing Agreement.

“Supplemental Issuer Account” has the meaning specified in the Indenture.

“Surviving Entity” has the meaning specified in Section 3.02(a).

“TA Account Schedule” means a true and complete list of Accounts, identified by account number (or by an alpha-numeric identifier that uniquely and objectively identifies the applicable account number), as delivered, supplemented and amended from time to time in accordance with Section 2.01(d). The TA Account Schedule and each supplement thereto shall set forth, as applicable:

(a) with respect to each Initial Account or Additional Account, the aggregate amount of Receivables in such Account as of the applicable Cut-Off Date;

(b) with respect to each Automatic Additional Account, the aggregate amount of Receivables in such Account as of the last day of the Monthly Period in which such Account became an Automatic Additional Account;

(c) with respect to any Transferred Account, identification of the Account replaced by such Transferred Account;

(d) with respect to any Related Account, identification of the Account to which such Related Account relates; and

(e) with respect to any Removed Account, the aggregate amount of Receivables in such Removed Account as of the applicable Removal Date.

“Transaction Document” means with respect to any Series or Class of Notes, collectively, this Agreement, the Servicing Agreement, the Indenture, any applicable Indenture Supplement, the Trust Agreement, the Account Control Agreement and the Receivables Purchase Agreement.

“Transfer Date” means the Business Day prior to the Distribution Date for a Series or Class of Notes.

“Transferor” means Bread Financial Funding, LLC, a Delaware limited liability company, or its successors under this Agreement.

“Transferor Amount” means, for any Date of Processing, an amount, not less than zero, equal to (a) the Pool Balance as of the close of business on such Date of Processing minus (b) the Aggregate Allocation Amount as of the close of business on such Date of Processing.

“Transferor Interest” means an interest having such rights as are set forth in this Agreement and the other Transaction Documents, including the right to receive amounts specified in this Agreement, the Servicing Agreement, the Indenture or any Indenture Supplement to be distributed to the holders of the Transferor Interest; provided, that as used herein and in any Indenture Supplement, “Transferor Interest” shall mean either the uncertificated interest in the Transferor Interest or, if the Transferor elects to evidence its interest in the Transferor Interest in certificated form, a certificate executed and delivered by the Issuer and authenticated by the Owner Trustee substantially in the form of Exhibit B to the Trust Agreement.

“Transferred Account” means each credit card account to which the cardholder relationship and Receivables of an existing Account have been transferred (including as a result of product change, card conversion, account migration, or similar event) in accordance with the Account Guidelines; provided, that (a) such Transferred Account is a credit card account in an Approved Portfolio, including any Proprietary Portfolio, and (b) such Transferred Account can be traced or identified in the computer or other records of the Account Originator used to generate the TA Account Schedule. A Transferred Account shall become an Account upon the date of such transfer as reflected in the Account Originator’s records, and the Receivables therein shall be deemed to be Receivables transferred to the Trust. Transferred Accounts shall be identified on supplements to the TA Account Schedule, together with identification of the Account replaced by each such Transferred Account, delivered to the Issuer and the Indenture Trustee by the Transferor pursuant to Section 2.01(d).

“Trust” has the meaning specified in the first paragraph of this Agreement.

“Trust Agreement” means the Amended and Restated Trust Agreement relating to the Trust, dated as of June 11, 2026, by and between the Transferor and the Owner Trustee, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Trust Assets” has the meaning specified in Section 2.01(a).

“UCC” means the Uniform Commercial Code, as amended from time to time, as in effect in the relevant jurisdiction.

Section 1.02. Other Definitional Provisions.

(a) Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Indenture.

(b) The terms defined in this Article have the meanings assigned to them in this Article, and, along with any other term defined in any Section of this Agreement, include the plural as well as the singular and are applicable to the masculine as well as to the feminine and neuter genders of such terms.

(c) With respect to any Series of Notes, all terms used herein and not otherwise defined herein shall have meanings ascribed to them in the applicable Transaction Document.

(d) All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(e) As used in this Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not otherwise defined in this Agreement or in any such certificate or other document, and accounting terms partly defined in this Agreement or in any such certificate or other document to the extent not defined, shall have the respective meanings assigned to them in accordance with generally accepted accounting principles and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder means such accounting principles as are generally accepted in the United States of America at the date of such computation.

(f) The agreements, representations and warranties of Bread Financial Funding, LLC in this Agreement in its capacity as the Transferor shall be deemed to be the agreements, representations and warranties of the Transferor solely in such capacity for so long as the Transferor acts in such capacity under this Agreement.

(g) Any reference to each Rating Agency shall only apply to any specific nationally recognized statistical rating organization if such nationally recognized statistical rating organization is then rating any Outstanding Series or Class of Notes.

(h) Unless otherwise specified, references to any amount as on deposit or outstanding on any particular date shall mean such amount at the close of business on such day.

(i) The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; references to any Section, Schedule or Exhibit are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” means “including without limitation.” Unless the context otherwise requires, terms used herein that are defined in the New York UCC and not otherwise defined herein shall have the meanings set forth in the New York UCC.

[END OF ARTICLE I]

ARTICLE II

TRUST ASSETS

Section 2.01. Conveyance of Trust Assets.

(a) By execution of this Agreement, the Transferor does hereby transfer, assign, set over and otherwise convey to the Trust, without recourse except as provided herein, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under (i) the Receivables existing at the opening of business on the Initial Transfer Date, in the case of Receivables arising in the Initial Accounts (including Related Accounts and Transferred Accounts with respect to such Initial Accounts), and thereafter created and arising from time to time in the Initial Accounts (unless such Initial Account has become a Removed Account) until the termination of the Trust, (ii) the Receivables existing at the opening of business on each applicable Addition Date, in the case of Receivables arising in the Additional Accounts and the Automatic Additional Accounts (including Related Accounts and Transferred Accounts with respect to such Additional Accounts and such Automatic Additional Accounts), and thereafter created and arising from time to time in the Additional Accounts and the Automatic Additional Accounts (unless such Additional Account or such Automatic Additional Account has become a Removed Account) until the termination of the Trust, (iii) all Insurance Proceeds, Interchange, Recoveries and Merchant Discount Fees on or allocable to the Trust as provided in this Agreement and the Servicing Agreement, (iv) all monies due and to become due with respect to all of the foregoing, (v) all amounts received with respect to all of the foregoing, and (vi) all proceeds thereof. The Transferor does hereby further transfer, assign, set over and otherwise convey to the Trust all of its rights, remedies, powers, privileges and claims under or with respect to the Receivables Purchase Agreement (whether arising pursuant to the terms of the Receivables Purchase Agreement or otherwise). The property described in the two preceding sentences, together with all monies and other property on deposit in or credited to the Issuer Accounts established pursuant to this Agreement, the Servicing Agreement, the Indenture and each Indenture Supplement, the rights of the Trust under this Agreement and the Trust Agreement and the property conveyed to the Trust under this Agreement shall constitute the assets of the Trust (the “Trust Assets”). The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Owner Trustee, the Indenture Trustee or any Noteholder of any obligation of the Transferor, the Account Originator, or any other Person in connection with the Trust Assets or under any agreement or instrument relating thereto, including any obligation to Obligors, merchants, clearance systems or insurers. Each Account will continue to be owned by the Account Originator and will not be a Trust Asset.

(b) The Transferor agrees to file, at its own expense, all financing statements (and amendments to such financing statements when applicable) with respect to the Trust Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain the perfection and priority of, the transfer, assignment, set-over or other conveyance of its interest in such Trust Assets to the Trust, and to deliver file-stamped copies of each such financing statement or amendment or other evidence of such filing to the Owner Trustee and the Indenture Trustee as soon as practicable on or after (i) the Initial Transfer Date, in the case of Trust Assets relating to the Initial Accounts, and (ii) if any additional filing is necessary, the applicable Addition Date, in the case of Trust Assets relating to Additional Accounts or Automatic Additional Accounts. Neither the Owner Trustee nor the Indenture Trustee shall be under any obligation whatsoever to file such financing statements or amendments to financing statements or to make any other filing under the UCC in connection with such transfer, assignment, set-over or other conveyance.

(c) The Transferor further agrees, at its own expense, on (i) the Initial Transfer Date, in the case of the Initial Accounts and (ii) the applicable Addition Date, in the case of Additional Accounts and Automatic Additional Accounts, to indicate in the appropriate computer files that Receivables created in connection with such Accounts have been conveyed to the Trust pursuant to this Agreement by including in the portfolio identifier field a three-digit number within the range of “600” to “699” that identifies each Account as subject to this Agreement (each, a “Securitization Code”). The Transferor further agrees not to alter or remove the Securitization Code referenced in this paragraph with respect to any Account during the term of this Agreement unless and until (A) such Account becomes a Removed Account, (B) such Account is reassigned to the Transferor in accordance with Section 2.06(c) or Section 2.07(c), (C) all Receivables in such Account have become Defaulted Receivables and been reassigned to the Transferor in accordance with Section 2.12(c), or (D) the Transferor has taken such action as is necessary or advisable to cause the interest of the Issuer and the Indenture Trustee in the Trust Assets to continue to be perfected and of first priority; provided, however, that nothing herein shall preclude the Transferor from changing the Securitization Code so long as the resulting Securitization Code constitutes a three-digit number within the range of “600” to “699”. With respect to Removed Accounts, on the applicable Removal Date, the Transferor shall indicate in its computer files that Receivables reassigned in connection with such Removed Accounts have been conveyed to the Transferor or its designee by removing the Securitization Code from the portfolio identifier field of such Removed Account.

(d) The Transferor further agrees, at its own expense, on or prior to the seventh (7th) Business Day following the Initial Transfer Date, to deliver to the Issuer and the Indenture Trustee the TA Account Schedule with respect to the Initial Accounts. Thereafter, the TA Account Schedule shall be supplemented and amended by the Transferor and delivered to the Indenture Trustee: (i) on or prior to the seventh (7th) Business Day following each Addition Date to include the applicable Additional Accounts; (ii) promptly, but in any event no later than the tenth (10th) Business Day following the end of each Monthly Period in which (A) any accounts become Automatic Additional Accounts, identifying such Automatic Additional Accounts, (B) any Related Accounts are issued, identifying such Related Accounts and the related Accounts, and (C) any Transferred Accounts result from transfers, identifying such Transferred Accounts and the Accounts replaced thereby; and (iii) on or prior to the seventh (7th) Business Day following each Removal Date to identify the applicable Removed Accounts. No supplement to the TA Account Schedule shall list any account first established during an Automatic Addition Suspension (unless and until a Restart Date is in effect and such account was first established on or after such Restart Date) or on or after any Automatic Addition Termination Date as an Automatic Additional Account.

(e) The parties to this Agreement intend that the conveyance of Trust Assets pursuant to this Agreement shall constitute an absolute sale, and not a secured borrowing. Nevertheless, this Agreement also shall constitute a security agreement under applicable law, and the Transferor hereby grants to the Trust a first priority perfected security interest in all of the

Transferor’s right, title and interest, whether now owned or hereafter acquired, in, to and under the Trust Assets, and all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, letters of credit and letter-of-credit rights consisting of, arising from or related to the Trust Assets, and all proceeds thereof, to secure the Transferor’s obligations hereunder.

Section 2.02. Acceptance by Issuer.

(a) The Issuer hereby acknowledges its acceptance of all right, title and interest in, to and under the Trust Assets conveyed to the Trust pursuant to Section 2.01. The Issuer further acknowledges that, on or prior to the seventh (7th) Business Day following the Initial Transfer Date, the Transferor shall deliver to the Issuer and the Indenture Trustee the TA Account Schedule identifying the Initial Accounts.

(b) The Issuer hereby agrees (and the Indenture Trustee shall, pursuant to the Indenture, agree) not to disclose to any Person any of the account numbers or other information contained in the computer files marked as the TA Account Schedule (including any supplement thereto) and delivered to the Issuer and the Indenture Trustee except (i) to a Successor Servicer or as required by a Requirement of Law applicable to the Trust, (ii) in connection with the performance of the Trust’s duties hereunder, (iii) to the Indenture Trustee in connection with its duties in enforcing the rights of Noteholders and in connection with its duties under this Agreement and the Indenture, (iv) to the extent required by the applicable UCC, to bona fide creditors or potential creditors of the Account Originator or the Transferor for the limited purpose of enabling any such creditor to identify Receivables or Accounts subject to this Agreement or the Receivables Purchase Agreement, or (v) with the prior written consent of the Transferor. The Trust agrees (and the Indenture Trustee shall, pursuant to the Indenture, agree) to take such measures as shall be reasonably requested by the Account Originator or the Transferor to protect and maintain the security and confidentiality of such information and, in connection therewith, shall allow the Account Originator and the Transferor or their duly authorized representatives to inspect the Trust’s security, data protection and confidentiality arrangements from time to time during normal business hours upon prior written notice. The Trust shall provide the Account Originator and the Transferor with notice fifteen (15) Business Days prior to disclosure of any information of the type described in this Section 2.02(b).

(c) In consideration for the conveyance of the Trust Assets hereunder, the Issuer hereby agrees to pay to the Transferor the net proceeds received from the issuance of each Series of Notes, provided, however, to the extent that the Account Originator has not been paid any amounts owed to it pursuant to Section 3.01 of the Receivables Purchase Agreement, the Transferor hereby directs the Issuer to pay such proceeds directly to the Account Originator in an amount equal to such unpaid amounts.

Section 2.03. Representations and Warranties of the Transferor Relating to the Transferor. The Transferor hereby represents and warrants to the Trust (and agrees that the Owner Trustee and the Indenture Trustee may rely on each such representation and warranty in accepting the Trust Assets in trust under this Agreement, the Trust Agreement or the Indenture, as applicable, and in authenticating the Notes) as of the Execution Date and each Issuance Date that:

(a) Organization and Good Standing. The Transferor is an entity validly existing in good standing under the applicable laws of the jurisdiction of its organization and has, in all material respects, full power and authority to own its properties and conduct its business as presently owned or conducted, and to execute, deliver and perform its obligations under this Agreement, the Servicing Agreement and the Receivables Purchase Agreement.

(b) Due Qualification. The Transferor is duly qualified to do business and is in good standing and has obtained all necessary licenses and approvals, in each jurisdiction in which failure to so qualify or to obtain such licenses and approvals would (i) render any Account Agreement relating to an Account specified herein or any Trust Asset conveyed by the Transferor to the Trust unenforceable by the Trust, the Transferor, the Servicer, the Indenture Trustee or the Owner Trustee and (ii) have a material adverse effect on any Noteholders; provided, however, that the Transferor makes no representation or warranty with respect to any qualifications, licenses or approvals that the Indenture Trustee or the Owner Trustee would have to obtain to do business in any state in which the Indenture Trustee or the Owner Trustee seeks to enforce any Trust Asset.

(c) Due Authorization. The execution and delivery by the Transferor of this Agreement (and any other document or instrument delivered pursuant hereto, including any Account Assignment), the Receivables Purchase Agreement and the Servicing Agreement, and the order to the Indenture Trustee to have the Notes authenticated and delivered, and the consummation by the Transferor of the transactions provided for in this Agreement (and any other document or instrument delivered pursuant hereto, including any Account Assignment), the Receivables Purchase Agreement and the Servicing Agreement, have been duly authorized by the Transferor by all necessary limited liability company action on the part of the Transferor.

(d) No Conflict. The execution and delivery by the Transferor of this Agreement, the Receivables Purchase Agreement and the Servicing Agreement, the performance by the Transferor of the transactions contemplated by this Agreement, the Receivables Purchase Agreement and the Servicing Agreement, and the fulfillment by the Transferor of the terms hereof and thereof applicable to the Transferor, will not conflict with or violate any Requirements of Law applicable to the Transferor or conflict with, result in any breach of any of the material terms and provisions of, or constitute (with or without notice or lapse of time or both) a material default under, any indenture, contract, agreement, mortgage, deed of trust or other instrument to which the Transferor is a party or by which it or its properties are bound.

(e) No Proceedings. There are no Proceedings or investigations, pending or, to the best knowledge of the Transferor, threatened, against the Transferor before any Governmental Authority (i) asserting the invalidity of this Agreement, the Receivables Purchase Agreement or the Servicing Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement, the Receivables Purchase Agreement or the Servicing Agreement, (iii) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement, the Receivables Purchase Agreement or the Servicing Agreement, (iv) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the validity or enforceability of this Agreement, the Receivables Purchase Agreement or the Servicing Agreement or (v) seeking to affect adversely the income or franchise tax attributes of the Trust under the United States federal or any state income or franchise tax systems.

(f) All Consents. All authorizations, consents, orders or approvals of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the execution and delivery by the Transferor of this Agreement, the Receivables Purchase Agreement and the Servicing Agreement, and the performance of the transactions contemplated by this Agreement, the Receivables Purchase Agreement and the Servicing Agreement, by the Transferor have been duly obtained, effected or given and are in full force and effect.

(g) Insolvency. No Insolvency Event with respect to the Transferor has occurred, and the Transferor entered into this Agreement and, in the case of Additional Accounts and Automatic Additional Accounts, the related Account Assignment, in the ordinary course of business, not in contemplation of insolvency.

Section 2.04. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants to the Issuer, the Indenture Trustee and the Owner Trustee that:

(a) as of the Execution Date, the Initial Transfer Date, each Addition Date and each Issuance Date, each of this Agreement (and any other document or instrument delivered pursuant hereto, including any Account Assignment), the Receivables Purchase Agreement and the Servicing Agreement, constitutes a legal, valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws or general principles of equity;

(b) (i) as of the date of its delivery with respect to the Initial Accounts (and the Receivables arising thereunder), the TA Account Schedule is an accurate and complete listing in all material respects of all such Initial Accounts as of the Initial Transfer Date, and the information contained therein with respect to the identity of such Initial Accounts and the Receivables existing thereunder is true and correct in all material respects as of such date;

(ii) as of the date of its delivery, with respect to any Additional Accounts designated by Account Assignment (and the Receivables arising thereunder), the supplement to the TA Account Schedule delivered in connection with such Account Assignment is an accurate and complete listing in all material respects of such Additional Accounts as of the applicable Addition Date, and the information contained therein with respect to the identity of such Additional Accounts and the Receivables existing thereunder is true and correct in all material respects as of such Addition Date; and

(iii) on or prior to the tenth (10th) Business Day following the end of the Monthly Period in which any accounts become Automatic Additional Accounts, with respect to Automatic Additional Accounts (and the Receivables arising thereunder), the supplement to the TA Account Schedule delivered for such Monthly Period is an accurate and complete listing in all material respects of all Automatic Additional Accounts as of the last day of such Monthly Period, and the information contained therein with respect to the identity of such Automatic Additional Accounts and the Receivables existing thereunder is true and correct in all material respects as of such date; provided, that no supplement to the TA Account Schedule shall list any account first established during an Automatic Addition Suspension (unless and until a Restart Date is in effect and such account was first established on or after such Restart Date) or on or after any Automatic Addition Termination Date as an Automatic Additional Account;

(c) as of the Initial Transfer Date, each Issuance Date and each applicable Addition Date, the Receivables conveyed by the Transferor to the Trust have been conveyed free and clear of any Lien (other than as permitted by clause (d) of the term “Eligible Receivable”);

(d) as of (A) the Initial Transfer Date, with respect to the Initial Accounts (and the Receivables arising thereunder), (B) the applicable Addition Date, with respect to Additional Accounts (and the Receivables arising thereunder), and (C) the applicable Addition Date, with respect to Automatic Additional Accounts (and the Receivables arising thereunder), all authorizations, consents, orders or approvals of or registrations or declarations with any Governmental Authority required to be obtained, effected or given by the Transferor in connection with the conveyance by the Transferor of such Receivables have been duly obtained, effected or given and are in full force and effect;

(e) as of (A) the Initial Transfer Date, (B) each Issuance Date, and (C) each Addition Date (and the Receivables arising thereunder), subject, in each case pertaining to proceeds, to Section 9-315 of the UCC, and further subject to any Liens permitted by clause (d) of the term “Eligible Receivable,” each of this Agreement, the related Account Assignment (in the case of Additional Accounts), and the related Approved Portfolio Designation (in the case of Automatic Additional Accounts), (1) constitutes a valid transfer and assignment to the Trust of all right, title and interest of the Transferor in the Trust Assets conveyed to the Trust by the Transferor, or (2) constitutes a grant of a first-priority security interest (as defined in the applicable UCC) in such property to the Trust, which security interest is prior to all other Liens, and is enforceable as such against creditors of and purchasers from the Transferor and which, in the case of existing Receivables and the proceeds and Recoveries thereof, is enforceable upon execution and delivery of this Agreement, or with respect to then existing Receivables in Additional Accounts and Automatic Additional Accounts, as of the applicable Addition Date, and which will be enforceable with respect to such Receivables hereafter and thereafter created and the proceeds and Recoveries thereof upon such creation;

(f) as of (A) the Initial Transfer Date with respect to the Initial Accounts (and the Receivables arising thereunder), (B) the applicable Addition Date with respect to Additional Accounts (and the Receivables arising thereunder), and (C) the applicable Addition Date with respect to Automatic Additional Accounts (and the Receivables arising thereunder), the Transferor has caused or on such Initial Transfer Date or Addition Date, as applicable, will cause the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such property granted to the Issuer under this Agreement and upon the filing of all such appropriate financing statements, the Issuer will have a first priority perfected security interest in such property and proceeds;

(g) as of (A) the Initial Transfer Date with respect to the Initial Accounts (and the Receivables arising thereunder), (B) the applicable Addition Date with respect to Additional

Accounts (and the Receivables arising thereunder), and (C) the applicable Addition Date with respect to Automatic Additional Accounts (and the Receivables arising thereunder), other than the security interest granted to the Trust pursuant to this Agreement or any other security interest that has been terminated, the Transferor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed such property; the Transferor has not authorized the filing of and is not aware of any financing statements against the Transferor that include a description of collateral covering such property other than any financing statement relating to the security interest granted to the Trust hereunder or that has been terminated; and the Transferor is not aware of any judgment or tax lien filings against the Transferor;

(h) as of the applicable Cut-Off Date, each Initial Account, each applicable Additional Account, and each applicable Automatic Additional Account is an Eligible Account;

(i) as of (A) the Cut-Off Date with respect to each Receivable contained in the Initial Accounts conveyed to the Trust by the Transferor on the Initial Transfer Date, (B) the applicable Cut-Off Date with respect to each Receivable contained in the related Additional Accounts to be conveyed to the Trust by the Transferor on the applicable Addition Date, (C) the applicable Cut-Off Date with respect to each Receivable contained in the related Automatic Additional Accounts conveyed to the Trust by the Transferor on the applicable Addition Date, and (D) the date of the creation of any new Receivable conveyed to the Trust by the Transferor, such Receivable is an Eligible Receivable;

(j) as of (A) the Initial Transfer Date with respect to the Initial Accounts, (B) the applicable Addition Date with respect to Additional Accounts, and (C) the Designation Date with respect to Automatic Additional Accounts, no selection procedures believed by the Transferor to be materially adverse to the interests of the Noteholders have been used in selecting the Initial Accounts, any Additional Accounts, or any Automatic Additional Accounts, as applicable;

(k) the Transferor entered into this Agreement and, in the case of Additional Accounts and Automatic Additional Accounts, the related Account Assignment and the related Approved Portfolio Designation, respectively, in the ordinary course of business and not with intent to hinder, delay or defraud the Account Originator or its creditors; and

(l) the Transferor received adequate consideration for each Receivable transferred to the Trust.

Section 2.05. Notice of Breach. The representations and warranties set forth in Section 2.03 and Section 2.04 shall survive the transfers and assignments of the Trust Assets to the Trust and the pledge of the Receivables to the Indenture Trustee pursuant to the Indenture, and the issuance of the Notes. Upon discovery by the Transferor or the Trust of a breach of any of the representations and warranties set forth in Section 2.03 or Section 2.04, the party discovering such breach shall give prompt written notice to the other parties following such discovery.

Section 2.06. Transfer of Ineligible Receivables.

(a) Reassignment of Collateral. In the event (i) any representation or warranty contained in Section 2.04(b), (c), (d), (h), (i) or (j) of this Agreement is not true and correct in any material respect as of the date specified therein with respect to any Receivable, or the related Account and such breach has a material adverse effect on any Noteholders unless cured within sixty (60) days (or such longer period, not in excess of one hundred fifty (150) days, as may be agreed to by the Indenture Trustee) after the earlier to occur of the discovery thereof by the Transferor or receipt by the Transferor of written notice thereof given by the Indenture Trustee, the Owner Trustee or the Servicer, or (ii) it is so provided in Section 2.08(a) with respect to any Receivables conveyed to the Trust by the Transferor, then the Transferor shall accept reassignment of the Ineligible Receivables on the terms and conditions set forth in Section 2.06(b) below.

(b) Procedures for Removal. When the provisions of Section 2.06(a) above require the removal of a Receivable, the Transferor shall accept reassignment of such Receivable (each such Receivable, an “Ineligible Receivable”) by directing the Servicer to deduct the principal balance of each such Ineligible Receivable from the Pool Balance and to decrease the Transferor Amount by the principal balance of each such Ineligible Receivable. In the event that the exclusion of an Ineligible Receivable from the calculation of the Transferor Amount and the Pool Balance would cause the Transferor Amount to be reduced below the Required Transferor Amount or the Pool Balance to be reduced below the Required Pool Balance, the Transferor shall on the second (2nd) Business Day following such determination, make a deposit in the Excess Funding Account in immediately available funds in an amount equal to the greater of the amount by which (x) the Transferor Amount would be reduced below the Required Transferor Amount or (y) the Pool Balance would be reduced below the Required Pool Balance.

Upon reassignment of any Ineligible Receivable, the Indenture Trustee and the Trust shall automatically and without further action transfer, assign, set-over and otherwise convey to the Transferor or its designee, without recourse, representation or warranty, all the right, title and interest of the Indenture Trustee and the Trust in, to and under such Ineligible Receivable, all Recoveries related thereto, all monies and amounts due or to become due and all proceeds thereof and such reassigned Ineligible Receivable shall be treated by the Indenture Trustee and the Trust as collected in full as of the date on which it was reassigned. The obligation of the Transferor to accept reassignment of any Ineligible Receivable previously conveyed to the Trust by the Transferor, and to make the deposits, if any, required to be made to the Excess Funding Account as provided in this Section 2.06(b), shall constitute the sole remedy respecting the event giving rise to such obligation available to the Trust or the Noteholders (or the Indenture Trustee on behalf of the Noteholders). The Trust shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested and provided by the Transferor to effect the conveyance of an Ineligible Receivable pursuant to this Section 2.06(b), but only upon receipt of an Officer’s Certificate from the Transferor that states that all conditions set forth in this Section 2.06 have been satisfied or waived.

(c) Records. In the event any reassignment of Receivables pursuant to this Section 2.06 results in a reassignment of the related Account, the Transferor shall, on the date of such reassignment (the “Reassignment Date”), alter its computer files by removing the Securitization Code from the portfolio identifier field of such Account and shall, on or prior to the seventh (7th) Business Day following the Reassignment Date, supplement the TA Account Schedule accordingly.

Section 2.07. Reassignment of Trust Assets. (a) In the event any representation or warranty of the Transferor set forth in Section 2.03(a) or (c) or Section 2.04(a) or (e) of this Agreement is not true and correct in any material respect and such breach has a material adverse effect on the Receivables conveyed to the Trust by the Transferor or the availability of the proceeds thereof to the Trust then, the Indenture Trustee (if directed by the Noteholders in accordance with the Indenture) or the Noteholders evidencing more than 50% of the Outstanding Principal Amount of the Outstanding Notes, by notice then given to the Transferor, the Administrator and the Servicer (and to the Indenture Trustee, if given by the Noteholders), may direct the Transferor to accept a reassignment of the affected Receivables previously conveyed to the Trust by the Transferor pursuant to this Agreement, if such breach and any material adverse effect caused by such breach is not cured within sixty (60) days of such notice (or within such longer period as may be specified in such notice), and upon those conditions the Transferor shall be obligated to accept such reassignment on the terms set forth below; provided, however, that the affected Receivables will not be reassigned to the Transferor if, on any day during such applicable cure period the relevant representation and warranty shall be true and correct in all material respects as if made on such day. The Transferor shall deposit the portion of the Reassignment Amount attributable to the applicable Receivables in the Collection Account to be treated (i) in connection with amounts determined under clause (a) of the definition of “Reassignment Amount,” as Principal Collections for each Series of Notes and (ii) in connection with the amounts determined under clause (b) of the definition of “Reassignment Amount,” as Finance Charge Collections for each Series of Notes, in either case, in immediately available funds not later than 1:00 p.m., New York City time, on the Transfer Date following the Monthly Period in which such reassignment obligation arises, in payment for such reassignment.

(b) Procedures for Removal. If the Issuer, the Indenture Trustee or the Noteholders give notice directing the Transferor to accept a reassignment of any Receivables as provided in Section 2.07(a) above, the obligation of the Transferor to accept such reassignment pursuant to this Section 2.07 and to make the deposit required to be made to the Collection Account for each Series of Notes as provided in this Section 2.07 shall constitute the sole remedy respecting an event of the type specified above in this Section 2.07 available to the Noteholders (or the Indenture Trustee on behalf of the Noteholders). Upon reassignment of the affected Receivables on the Transfer Date following the Monthly Period in which such obligation arises, the Indenture Trustee and the Trust shall automatically and without further action transfer, assign, set-over and otherwise convey to the Transferor, without recourse, representation or warranty, all the right, title and interest of the Indenture Trustee and the Trust in, to and under the affected Receivables, all Recoveries allocable thereto, all monies and amounts due or to become due with respect thereto and all proceeds thereof (and any costs or expenses incurred by the Indenture Trustee in connection with such reassignment shall be reimbursed by the Transferor). The Indenture Trustee and the Trust shall execute such documents and instruments of transfer or assignment and take such other actions as shall reasonably be requested by the Transferor to effect the conveyance of such property pursuant to this Section 2.07.

(c) Records. In the event any reassignment of Receivables pursuant to this Section 2.07 results in a reassignment of the related Account, the Transferor shall, on the Reassignment Date, alter its computer files by removing the Securitization Code from the portfolio identifier field of such Account, and shall, on or prior to the seventh (7th) Business Day following the Reassignment Date, supplement the TA Account Schedule accordingly.

Section 2.08. Covenants of the Transferor. The Transferor hereby covenants that:

(a) Receivables Not to Be Evidenced by Promissory Notes. Except in connection with its enforcement or collection of an Account, the Transferor will take no action to cause any Receivable conveyed by it to the Trust to be evidenced by any instrument or chattel paper (as defined in the UCC) and, if any such Receivable is so evidenced as a result of any action taken by the Transferor, it shall be deemed to be an Ineligible Receivable in accordance with Section 2.06(a) and shall be reassigned to the Transferor in accordance with Section 2.06(b).

(b) Security Interests. Except for the conveyances hereunder, the Transferor will not sell, pledge, assign or transfer to any other Person, or take any other action inconsistent with the Trust’s ownership of any Receivable conveyed by it to the Trust, or grant, create, incur, assume or suffer to exist any Lien (except as permitted by clause (d) of the definition of the term “Eligible Receivable”) on any Receivable conveyed by it to the Trust whether now existing or hereafter created, or any interest therein; and the Transferor shall defend the right, title and interest of the Trust and the Indenture Trustee in, to and under the Receivables, whether now existing or hereafter created, against all claims of third parties claiming through or under the Transferor.

(c) Transferor Interest. Except for (i) the conveyances hereunder, in connection with any transaction permitted by Section 3.02 and Section 4.04 of the Trust Agreement or (ii) conveyances with respect to which the Rating Agency Condition shall have been satisfied and an Issuer Tax Opinion shall have been delivered to the Indenture Trustee and the Owner Trustee, the Transferor agrees, to the fullest extent permitted by applicable law, not to Transfer (as defined in the Trust Agreement) any interest in the Transferor Interest and any such attempted Transfer shall be void. Nothing contained in this Section 2.08(c) shall be interpreted to prohibit or in any way limit the Transferor’s ability to grant to another Person a participation interest in the Transferor Interest upon the delivery to the Indenture Trustee and the Owner Trustee of an Issuer Tax Opinion.

(d) Delivery of Collections or Recoveries. In the event that the Transferor receives Collections or Recoveries, the Transferor agrees to pay the Servicer all such Collections and Recoveries as soon as practicable after receipt thereof.

(e) Notice of Liens. The Transferor shall notify the Owner Trustee and the Indenture Trustee promptly after becoming aware of any Lien (except as permitted by clause (d) of the definition of the term “Eligible Receivable”) on any Receivable conveyed by it to the Trust other than the conveyances hereunder and under the Indenture.

(f) Separate Corporate Existence. The Transferor shall:

(i) Maintain in full effect its existence, rights and franchises as a limited liability company under the laws of the state of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and the Receivables Purchase Agreement and each other instrument or agreement necessary or appropriate to ensure proper administration hereof and to permit and effectuate the transactions contemplated hereby.

(ii) Except as provided in this Agreement or the Servicing Agreement, maintain its own deposit, securities and other account or accounts, separate from those of any Affiliate of the Transferor, with financial institutions. The funds of the Transferor will not be diverted to any other Person, and, except as may be expressly permitted by this Agreement, the Servicing Agreement, or the Receivables Purchase Agreement, the funds of the Transferor shall not be commingled with those of any other Person.

(iii) Ensure that, to the extent that it shares the same officers or other employees as any of its members or other Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

(iv) Ensure that, to the extent that it jointly contracts with any of its members or other Affiliates to do business with vendors or service providers or to share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs. To the extent that the Transferor contracts or does business with vendors or service providers where the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs.

(v) Ensure that all material transactions between the Transferor and any of its Affiliates shall be only on an arm’s-length basis and shall not be on terms more favorable to either party than the terms that would be found in a similar transaction involving unrelated third parties. The Transferor shall not enter into any transaction with an Affiliate except as contemplated by the Transaction Documents or on arm’s-length terms pursuant to a written agreement with fair and reasonable allocation of any shared services or overhead.

(vi) Maintain a principal executive and administrative office through which its business is conducted and a telephone number separate from those of its members and other Affiliates. To the extent that the Transferor and any of its members or other Affiliates have offices in contiguous space, there shall be fair and appropriate allocation of overhead costs (including rent) among them, and each such entity shall bear its fair share of such expenses.

(vii) Conduct its affairs strictly in accordance with its certificate of formation and limited liability company agreement and observe all necessary, appropriate and customary company formalities, including keeping separate and accurate minutes, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts (including intercompany accounts).

(viii) Maintain a separate taxpayer identification number and, except as required by law or as permitted by the Transaction Documents, shall not file consolidated, combined or unitary tax returns with any other Person; provided, that if included in a consolidated, combined or unitary return where permitted by the Transaction Documents or applicable law, appropriate intercompany tax allocation arrangements will be maintained and the Transferor’s separate existence will be reflected in footnotes to consolidated financial statements.

(ix) Ensure that its board of managers shall at all times include at least two Independent Managers. For purposes hereof, “Independent Manager” shall mean an individual who, for the five (5) years prior to, and during, such service has not been: (x) an employee, officer, director, manager, member, stockholder or partner of the Transferor or any of its Affiliates (other than solely in such person’s capacity as an Independent Manager, special member or independent manager/special member of one or more special purpose entities); (y) a supplier, customer or material service provider of the Transferor or any of its Affiliates (other than an Independent Manager provided by a nationally recognized corporate services provider or other service provider routinely furnishing professional independent manager/director services to special purpose entities in securitization or structured finance transactions); or (z) an immediate family member of any person described in clause (x) or (y).

(x) Ensure that decisions with respect to its business and daily operations shall be independently made by the Transferor (although the officer making any particular decision may also be an officer or manager of an Affiliate of the Transferor) and shall not be dictated by any Affiliate of the Transferor.

(xi) Act solely in its own company name and through its own Authorized Officers and agents, and no Affiliate of the Transferor shall be appointed to act as agent of the Transferor. The Transferor shall at all times use its own stationery and business forms and describe itself as a separate legal entity.

(xii) Not enter into any transaction with any Affiliate except (A) the transactions contemplated by the Transaction Documents, (B) capital or equity contributions to the Transferor by the Bank or any other member of the Transferor, (C) distributions by the Transferor to the Bank or any other member of the Transferor to the extent permitted under the Transaction Documents, and (D) other transactions that are on terms no less favorable to the Transferor than would be obtained in a comparable arm’s length transaction with an unrelated third party.

(xiii) Other than organizational expenses and as expressly provided herein, pay all expenses, indebtedness and other obligations incurred by it using its own funds.

(xiv) Not incur, assume, guarantee, or otherwise become liable, directly or indirectly, for any Indebtedness other than pursuant to the Transaction Documents; provided, however, that the foregoing shall not prohibit (A) liabilities arising under arrangements permitted under Section 2.08(f)(xii), (B) tax liabilities (including obligations under any tax sharing or tax allocation agreement) allocated to the Transferor, or (C) ordinary course trade payables and accrued expenses.

(xv) Ensure that any financial reports required of the Transferor shall comply with generally accepted accounting principles and shall be issued separately from, but may be consolidated with, any reports prepared for any of its Affiliates so long as such consolidated reports contain footnotes describing the effect of the transactions between the Transferor and such Affiliate and also state that the assets of the Transferor are not available to pay creditors of the Affiliate.

(xvi) Ensure that at all times it is adequately capitalized in light of its contemplated business and obligations.

(g) Compliance with the FDIC Rule. The Transferor shall (i) perform the obligations of the FDIC Rule applicable to it and (ii) facilitate compliance with the FDIC Rule by the Account Originator and the Trust.

Section 2.09. Covenants of the Transferor With Respect to the Receivables Purchase Agreement.

(a) The Transferor, in its capacity as purchaser of Receivables from the Account Originator pursuant to the Receivables Purchase Agreement, hereby covenants that it will at all times enforce the covenants and agreements of the Account Originator set forth in such Receivables Purchase Agreement, including covenants that the Account Originator shall at all times enforce the covenants and agreements of it, as the case may be, in the Receivables Purchase Agreement, including, without limitation, covenants to the effect set forth below only to the extent to which they are enforceable against the Account Originator pursuant to the Receivables Purchase Agreement:

(i) (A) Except (x) as otherwise required by any Requirement of Law or (y) as is deemed by the Account Originator to be necessary in order for it to maintain its credit card business or a program operated by such credit card business on a competitive basis based on a good faith assessment by it of the nature of the competition with respect to such credit card business or such program, the Account Originator shall not at any time reduce the annual percentage rate of the Periodic Finance Charges assessed on the Receivables or take any other action with respect to any of the Accounts if such reduction is not also applied to any comparable segment of credit card accounts owned by the Account Originator which have characteristics the same as or substantially similar to such Accounts that are subject to such change, except as otherwise restricted by an endorsement, sponsorship or other agreement between the Account Originator and an unrelated third party or by the terms of the Account Agreements.

(ii) Subject to compliance with all Requirements of Law and clause (i) above, the Account Originator may affect or permit a change to the terms and provisions of the Account Agreements or the Account Guidelines applicable to the Accounts in any respect (including the calculation of the amount or the timing of charge-offs and other fees to be assessed thereon). Notwithstanding the above, unless required by Requirements of Law or as permitted by clause (i) above, the Account Originator will not take any action with respect to any Account Agreement or such Account Guidelines, which, at the time of such action, the Account Originator reasonably believes will have a material adverse effect on the Transferor.

(b) For so long as any outstanding Series exists, the Transferor further covenants that it will not, unless the Rating Agency Condition shall have been satisfied, (i) enter into any amendment to the Receivables Purchase Agreement, other than an amendment (x) to modify, eliminate or add to the provisions of the Receivables Purchase Agreement to facilitate compliance with the FDIC Rule or (y) to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in the Receivables Purchase Agreement, or (ii) enter into a new Receivables Purchase Agreement.

Section 2.10. Reinvestment in Trust Assets. Pursuant to this Agreement, each Receivable shall be transferred to the Trust and pledged by the Trust to secure the Notes on the related Date of Processing.

Section 2.11. Addition of Trust Assets.

(a) Automatic Additional Accounts. Subject to any limitations specified in any Indenture Supplement, Automatic Additional Accounts shall be included as Accounts from and after the date (the “Automatic Addition Date” for such account) on which each of the following conditions is first satisfied with respect to such Automatic Additional Account: (i) such Automatic Additional Account has come into existence, (ii) such date is on or after the Designation Date for the related Approved Portfolio, and (iii) to the extent the related Approved Portfolio Designation includes account eligibility criteria, such Automatic Additional Account satisfies such account eligibility criteria. All Receivables in Automatic Additional Accounts purchased by the Transferor pursuant to the Receivables Purchase Agreement, whether such Receivables are then existing or thereafter created, shall be transferred automatically to the Issuer upon their creation. For all purposes of this Agreement, all receivables relating to Automatic Additional Accounts shall be treated as Receivables upon their creation and shall be subject to the eligibility criteria specified in the definitions of “Eligible Receivable” and “Eligible Account,” and the other criteria specified upon the designation of the applicable program portfolio as an Approved Portfolio. The Transferor may elect at any time to terminate the inclusion in the Accounts of new Accounts that would otherwise be Automatic Additional Accounts as of any Business Day (the “Automatic Addition Termination Date”), or suspend any such inclusion as of any Business Day (an “Automatic Addition Suspension Date”) until a date (the “Restart Date”) to be notified in writing by the Transferor to the Issuer by delivering to the Issuer, the Indenture Trustee, the Servicer and each Rating Agency notice at least three (3) Business Days prior to such Automatic Addition Termination Date, Automatic Addition Suspension Date or Restart Date, as the case may be. Promptly after each of an Automatic Addition Termination Date, an Automatic Addition Suspension Date and a Restart Date, the Transferor agrees to record and file, at its own expense, an amendment to the financing statements referred to in Section 2.01 to specify the Accounts then subject to this Agreement (which specification may incorporate a list of Accounts by reference) and, except in connection with any such filing made after a Restart Date, to release any security interest in any Accounts created after the Automatic Addition Termination Date or the Automatic Addition Suspension Date.

(b) Required Additions.

(i) If, for any Monthly Period, either (A) the Transferor Amount, as measured in accordance with the definition of “Required Transferor Amount” for such Monthly Period, (B) the aggregate Pool Balance, or (C) the Seller’s Interest Amount, is less than, respectively, the Required Transferor Amount for such Monthly Period or the Required Pool Balance, or the Required Seller’s Interest Amount, then the Transferor shall, on or before the tenth (10th) Business Day following the end of such Monthly Period (the “Required Addition Date”), designate Additional Accounts and transfer to the Trust the Receivables therein (and, if applicable, increase the credit limits on existing Accounts in accordance with this Agreement), in each case in a sufficient amount such that, after giving effect to such designation and transfer as of the Required Addition Date, (x) the Transferor Amount (including any amounts on deposit in the Excess Funding Account) is at least equal to the Required Transferor Amount, (y) the aggregate Pool Balance is at least equal to the Required Pool Balance, and/or (z) the Seller’s Interest Amount is at least equal to the Required Seller’s Interest Amount, in each case only to the extent of the deficiency that gave rise to the foregoing requirement; provided, however, that no such designation or transfer shall be required if, as of the Required Addition Date, the applicable measurement would otherwise be equal to or greater than the Required Transferor Amount, the Required Pool Balance or Required Seller’s Interest Amount, as applicable. For the avoidance of doubt, any designation or transfer pursuant to this Section 2.11(b) shall be effected by delivery of an Officer’s Certificate to the Indenture Trustee (with a copy to the Servicer and the Owner Trustee) identifying the Additional Accounts and the effective date of such designation, and shall be limited to Eligible Accounts and Eligible Receivables and made in a manner that would not reasonably be expected to have an Adverse Effect; and to the extent required by any Indenture Supplement, the Rating Agency Condition shall have been satisfied. In lieu of, or in addition to, designating Additional Accounts, the Transferor may, if permitted by the applicable Indenture Supplement, make a deposit to the Excess Funding Account in an amount sufficient to cure the applicable deficiency as of the Required Addition Date. The failure of the Transferor to so increase the Transferor Amount, the Pool Balance or the Required Seller’s Interest Amount solely as a result of the unavailability to the Transferor, despite commercially reasonable efforts, of a sufficient amount of Eligible Receivables shall not constitute a breach of this Agreement; provided, that any such failure which has not been timely cured (as specified in the related Indenture Supplement) may nevertheless result in the occurrence of an Early Amortization Event with respect to any Series for which, pursuant to the related Indenture Supplement, a failure by the Transferor to convey additional Trust Assets to the Trust by the day on which it is required to do so pursuant to this Section 2.11(b) constitutes an “Early Amortization Event” (as defined in such Indenture Supplement).

(ii) Any Additional Accounts designated to be included as part of the Trust Assets pursuant to clause (i) above may only be so included if the applicable conditions specified in Section 2.11(d) have been satisfied.

(c) Permitted Additions. In addition to its obligation under Section 2.11(b), the Transferor may, but shall not be obligated to, subject to the conditions specified in Section 2.11(d) below, cause to be designated from time to time Additional Accounts the Receivables in which shall be transferred to the Trust as part of the Trust Assets. Such additional Trust Assets shall be transferred to the Trust on the applicable Addition Date.

(d) Conditions to Additions. On each Addition Date such designated Additional Accounts shall become Accounts for purposes of this Agreement subject to the satisfaction of the following conditions:

(i) on or before the third (3rd) Business Day prior to the Addition Date, the Transferor shall have delivered to the Owner Trustee, the Indenture Trustee, the Servicer and each Rating Agency written notice (unless such notice requirement is otherwise waived) that the Receivables in Additional Accounts will be transferred to the Trust; provided, that such notice shall be deemed satisfied upon delivery of the draft Account Assignment described in clause (v) below;

(ii) the Transferor shall represent and warrant that, as of the applicable Cut-Off Date, each Additional Account is an Eligible Account;

(iii) as soon as practicable on or after the Addition Date, the Transferor shall deliver to the Owner Trustee and the Indenture Trustee file-stamped copies of all financing statements (and amendments with respect to such financing statements when applicable) covering the Receivables in such Additional Accounts, if necessary to perfect the interest of the Trust therein;

(iv) as of the Addition Date, no Insolvency Event shall have occurred nor shall the transfer to the Trust of the Receivables arising in the Additional Accounts have been made in contemplation of the occurrence thereof;

(v) on or before the Addition Date with respect to Additional Accounts and the Receivables arising thereunder, the Transferor shall have delivered to the Owner Trustee, on behalf of the Trust, the Indenture Trustee and the Servicer a written assignment in substantially the form of Exhibit A-1 (the “Account Assignment”), and the Transferor shall have indicated in its computer files that Receivables created in connection with such Additional Accounts have been transferred to the Trust by including the Securitization Code in the portfolio identifier field of such Additional Accounts and, on or prior to the seventh (7th) Business Day following the Addition Date, shall have delivered to the Owner Trustee, on behalf of the Trust, the Indenture Trustee and the Servicer a supplement to the TA Account Schedule with respect to such Additional Accounts in accordance with Section 2.01(d), which shall be incorporated into and made a part of such Account Assignment;

(vi) the addition to the Trust of the Receivables arising in the Additional Accounts shall not, in the reasonable belief of the Transferor, result in an Adverse Effect;

(vii) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate of the Transferor, dated the Addition Date, confirming, to the extent applicable, the items set forth in clauses (ii) through (iv) and clause (vi) above; and

(viii) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Opinion of Counsel, dated the Addition Date, in accordance with Section 6.02(d).

(e) Additional Approved Portfolios. The Transferor may from time to time designate additional portfolios of accounts (which may include any applicable defining characteristics or other screening criteria) as “Approved Portfolios” if the Rating Agency Condition is satisfied with respect to such designation (except as to any Series or Class that expressly waives this requirement in the applicable Indenture Supplement). The Transferor agrees that, prior to any transfer of Receivables from Automatic Additional Accounts arising in a portfolio that is designated as an Approved Portfolio pursuant to the immediately preceding sentence, the Transferor shall satisfy the following requirements:

(i) on or before the Designation Date, the Transferor shall have delivered to the Issuer (with a copy to the Indenture Trustee) a written designation (including an acceptance by the Issuer) substantially in the form of Exhibit A-2 (with appropriate modifications) (“Approved Portfolio Designation”), and the Account Originator shall have indicated in its computer files that the Receivables created in connection with the Automatic Additional Accounts have been transferred to the Trust by including the Securitization Code in the portfolio identifier field of such Automatic Additional Account; and

(ii) the Transferor shall represent and warrant that (A) each Automatic Additional Account is, as of each applicable Cut-Off Date, an Eligible Account, and each Receivable in such Automatic Additional Account is, as of each applicable Cut-Off Date, an Eligible Receivable, (B) no selection procedures believed by the Transferor to be materially adverse to the interests of the Noteholders were utilized in selecting the new Approved Portfolio, and (C) as of the Designation Date, the Transferor is not insolvent.

The Transferor may change any of the defining characteristics or other screening criteria specified for any Approved Portfolio upon three (3) Business Days’ prior written notice to the Issuer, the Indenture Trustee and the Servicer, so long as such change is not believed by the Transferor to be materially adverse to the interests of the Noteholders.

Section 2.12. Removal of Accounts.

(a) On any day of any Monthly Period, the Transferor shall have the right to require the reassignment to it or its designee of all of the right, title and interest of the Indenture Trustee and the Trust in, to and under the Receivables then existing and thereafter created, all Recoveries related thereto, all monies due or to become due and all amounts received with respect thereto and all proceeds thereof in or with respect to the Accounts specified herein (the “Removed Accounts”) and designated for removal by the Transferor, upon satisfaction of the conditions in clauses (i) through (v) below:

(i) on or before the tenth (10th) Business Day immediately preceding the date for removal of the Removed Accounts (the “Removal Date”), the Transferor shall have given the Owner Trustee, the Indenture Trustee, the Servicer and each Rating Agency notice (unless such notice requirement is waived) that the Receivables from such Removed Accounts are to be reassigned to the Transferor on the Removal Date; provided, that such notice shall be deemed satisfied upon delivery of the draft reassignment described in clause (b) below;

(ii) on or prior to the seventh (7th) Business Day following the Removal Date, the Transferor shall supplement the TA Account Schedule;

(iii) the Transferor shall have represented and warranted as of the Removal Date that the list of Removed Accounts delivered pursuant to clause (ii) above, as of the Removal Date, is true and complete in all material respects;

(iv) the Rating Agency Condition shall have been satisfied with respect to the removal of the Removed Accounts; and

(v) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate of the Transferor, dated the Removal Date, to the effect that the Transferor reasonably believes that (a) such removal of any Receivable of any Removed Account will not result in an Adverse Effect with respect to any Series or Class of Notes and (b) no selection procedures believed by the Transferor to be materially adverse to, or materially beneficial to, the interests of any Noteholders have been used in selecting the Removed Accounts from among any pool of Accounts of a similar type.

There may be more than one Removal Date in any Monthly Period and the Accounts to be designated as Removed Accounts need not be selected at random by the Transferor. Upon each such Removal Date the Transferor shall direct the Servicer to deduct the principal balance of each such Removed Account from the Pool Balance and decrease the Transferor Amount by the principal balance of each such Removed Account.

(b) Upon satisfaction of the above conditions, the Transferor shall direct the Owner Trustee, on behalf of the Trust, to execute and the Indenture Trustee shall execute and deliver to the Transferor a written reassignment in substantially the form of Exhibit B and shall, without further action, sell, transfer, assign, set over and otherwise convey to the Transferor or its designee, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Indenture Trustee and the Trust in, to and under the Receivables arising in the Removed Accounts, all Recoveries related thereto, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof, and the Receivables from the Removed Accounts shall no longer constitute a part of the Trust Assets (it being understood that all Trust-side execution shall be executed by the Owner Trustee, on behalf of the Trust). The Indenture Trustee and the Owner Trustee may conclusively rely on the Officer’s Certificate delivered pursuant to this Section 2.12 and shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

(c) In addition to the foregoing, on the date when any Receivable in an Account becomes a Defaulted Receivable (including any related Finance Charge Receivables), the Indenture Trustee and the Trust shall automatically and without further action or consideration transfer, set over and otherwise convey to the Transferor, without recourse, representation or warranty, all right, title and interest of the Indenture Trustee and the Trust in, to and under the Defaulted Receivables (including any related Finance Charge Receivables) in such Account, all monies due or to become due, all amounts received or receivable with respect thereto and all proceeds thereof; provided, that Recoveries of such Defaulted Receivables shall be applied as provided in this Agreement and the Servicing Agreement. On the date such Defaulted Receivables are reassigned to the Transferor pursuant to this Section 2.12(c), the Transferor shall update its computer records to reflect such reassignment and shall supplement other servicing records to ensure collections (other than the Recoveries) on such Defaulted Receivables are no longer treated as Trust Assets. The Indenture Trustee shall execute and deliver such instruments of transfer and assignment (including any UCC termination statements), and the Transferor shall direct the Owner Trustee, on behalf of the Trust to execute and deliver such instruments of transfer and assignment (including any UCC termination statements), in each case without recourse, as shall be reasonably requested by the Transferor to vest in the Transferor or its designee all right, title and interest that the Indenture Trustee and the Trust had in, to and under such Defaulted Receivables (including any related Finance Charge Receivables).

(d) The Transferor shall designate Removed Accounts as provided in and subject to the terms and conditions contained in this Section 2.12 without being subject to the restrictions or conditions set forth in Sections 2.12(a)(i), (iv) and (v) above if (i) an affinity agreement, private label credit card agreement, merchant agreement, co-brand credit card agreement or other program (each, a “Brand Partner Program”) that is co-owned, operated or promoted by the Account Originator for the benefit of a third party (each, a “Brand Partner”) terminates in accordance with its terms, or the Accounts must be removed due to other circumstances caused by requirements of a Brand Partner Program in which the right to require such Accounts to be removed is determined by a Brand Partner or its designee (other than the Account Originator, the Transferor or any Affiliate or agent of the Account Originator or the Transferor) and (ii) on or before the tenth (10th) Business Day immediately preceding the Removal Date, the Transferor shall have given the Owner Trustee, the Indenture Trustee, the Servicer and each Rating Agency notice (unless such notice requirement is waived) that the Receivables from such Removed Accounts are to be reassigned to the Transferor on the Removal Date; provided, that such notice shall be deemed satisfied upon delivery of the draft reassignment set forth in clause (b) above. In the event that the designation of Removed Accounts under this clause (d) would cause the Transferor Amount to be reduced below the Required Transferor Amount or the Pool Balance to be reduced below the Required Pool Balance, the Transferor shall on the second (2nd) Business Day following such event make a deposit in the Excess Funding Account in immediately available funds in an amount equal to the greater of the amount by which (x) the Transferor Amount would be reduced below the Required Transferor Amount or (y) the Pool Balance would be reduced below the Required Pool Balance. In the event that the designation of Removed Accounts under this clause (d) would cause an Early Amortization Event to occur under any applicable Indenture Supplement, the Transferor shall deposit an amount equal to the sum of the amounts received for the Principal Receivables in such accounts, plus Finance Charge Receivables related to such accounts, into the Collection Account and such funds will be applied as set forth in the applicable Indenture Supplement.

(e) Notwithstanding anything else in this Section 2.12 to the contrary, the Transferor may, but shall not be obligated to, designate from time to time any Inactive Account as a Removed Account; provided, that on or prior to the seventh (7th) Business Day following the

Removal Date for any Inactive Account, the Transferor shall supplement the TA Account Schedule.

(f) With respect to Accounts removed pursuant to Sections 2.12(a), (b), (d) and (e) on the Removal Date the Transferor agrees to indicate in its computer files that such Account is a Removed Account and, in the case of Sections 2.12(a), (d) and (e), by removing the Securitization Code from the portfolio identifier field of such Account.

Section 2.13. Account Allocations. In the event that the Transferor is unable for any reason to transfer Receivables to the Trust in accordance with the provisions of this Agreement, other than by reason of the application of the provisions of Section 4.01, but including any order of any Governmental Authority, then, in any such event, (a) the Transferor agrees (except as prohibited by any such order) to allocate and pay to the Trust, after the date of such inability, all Collections, including Collections of Receivables transferred to the Trust prior to the occurrence of such event, and all amounts which would have constituted Collections with respect to Receivables but for the Transferor’s inability to transfer Receivables (up to an aggregate amount equal to the amount of Receivables included as part of the Trust Assets on such date transferred to the Trust by the Transferor), (b) the Transferor, and the Servicer under the Servicing Agreement, agree that such amounts will be applied as Collections in accordance with the terms of the Servicing Agreement, the Indenture and each Indenture Supplement and (c) for so long as the allocation and application of all Collections and all amounts that would have constituted Collections are made in accordance with clauses (a) and (b) above, Receivables (and all amounts which would have constituted Receivables but for the Transferor’s inability to transfer Receivables to the Trust) which are written off as uncollectible in accordance with the Servicing Agreement shall continue to be allocated in accordance with the terms of the Servicing Agreement, the Indenture and each Indenture Supplement. For the purpose of the immediately preceding sentence, the Transferor shall treat, and the Transferor shall cause the Servicer to treat, the first received Collections with respect to the Accounts as allocable to the Trust until the Trust shall have been allocated and paid Collections in an amount equal to the aggregate amount of Receivables held by the Trust as of the date of the occurrence of such event. If the Transferor and the Servicer are unable pursuant to any Requirements of Law to allocate Collections as described above, the Transferor agrees and shall direct the Servicer, after the occurrence of such event, that payments on each Account with respect to the principal balance of such Account shall be allocated first to the oldest principal balance of such Account and shall have such payments applied as Collections in accordance with the terms of this Agreement, the Servicing Agreement, the Indenture and each Indenture Supplement.

Section 2.14. Reclassification of Principal Receivables.

(a) The Transferor shall have the option to designate at any time and from time to time a percentage or percentages, which may be a fixed percentage or a variable percentage based on a formula (the “Discount Option Percentage”), of all Principal Receivables existing in all or any specified portion of the Accounts (“Discount Option Receivables”) to be treated as Finance Charge Receivables on or after the Discount Option Date. On or after such Discount Option Date, the Transferor shall also have the option of increasing, reducing or withdrawing the Discount Option Percentage, at any time and from time to time, without notice to or the consent of any Noteholder. The Transferor shall provide the Servicer, the Owner Trustee, the Indenture Trustee

and each Rating Agency written notice no later than thirty (30) days prior to the applicable Discount Option Date. Such designation, increase, reduction or withdrawal shall become effective on the Discount Option Date specified in such notice upon satisfaction of the following conditions:

(i) the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate of the Transferor certifying that, in the reasonable belief of the Transferor based on facts known to the Transferor at such time, such designation, increase, reduction or withdrawal will not, at the time of its occurrence, cause an Early Amortization Event or Event of Default with respect to any Series or Class of Notes to occur or an event which, with notice or the lapse of time or both, would constitute an Early Amortization Event or Event of Default with respect to any Series or Class of Notes;

(ii) the Rating Agency Condition shall have been satisfied with respect to such designation, increase, reduction or withdrawal; and

(iii) the Transferor shall have caused an Issuer Tax Opinion to be delivered to the Owner Trustee and the Indenture Trustee.

(b) Following a change in the Discount Option Percentage, the Transferor shall apply the new Discount Option Percentage to all or any specified portion of newly generated and existing Principal Receivables. The Discount Option Percentage currently is 0.00%.

(c) After the Discount Option Date, Discount Option Receivables Collections shall be treated as Finance Charge Collections.

Section 2.15. Credit Risk Retention. For compliance with Regulation RR, the Transferor shall maintain a seller’s interest in the Trust in an amount at least equal to the Required Seller’s Interest Amount through its ownership of the Transferor Interest.

On or after the date compliance with respect to Regulation RR is required, to assist the Transferor’s compliance with the provisions of Regulation RR, the Servicer shall, on the execution date of any Securitization Transaction and on the second (2nd) Business Day following the last day of each Monthly Period thereafter, calculate the Required Seller’s Interest Amount, the Seller’s Interest Amount and such other information as required under Regulation RR as of the last day of such Monthly Period (or such other date as is permitted under Regulation RR). The Transferor shall cause the Required Seller’s Interest Amount, the Seller’s Interest Amount and such other information as is required under Regulation RR so calculated to be included in the Monthly Noteholders’ Statement delivered to Noteholders pursuant to the applicable Indenture Supplement.

Section 2.16. Additional TransferorsSection 1.1. . The Transferor may designate additional or substitute Persons to be included as Transferors under this Agreement by an amendment to this Agreement (which amendment shall be subject to Section 6.01, any applicable restrictions in the Indenture Supplement for any outstanding Series, and satisfaction of the Rating Agency Condition) and in connection with such designation, the initial Transferor shall transfer a portion of the Transferor Interest to such additional Transferor reflecting such additional Transferor’s interest in the Transferor Interest; provided, that prior to any such designation and issuance, the conditions set forth in Section 4.04 of the Trust Agreement shall have been satisfied with respect to a transfer of Transferor Interest.

Section 2.17. Additional Account Originators. The Transferor may designate additional Persons as Account Originators under this Agreement by an amendment to this Agreement (which amendment shall be subject to Section 6.01, satisfaction of the Rating Agency condition, and any applicable restrictions in the Indenture Supplement for any outstanding Series).

[END OF ARTICLE II]

ARTICLE III

OTHER MATTERS RELATING TO THE TRANSFEROR

Section 3.01. Liability of the Transferor. The Transferor shall be liable for all obligations, covenants, representations and warranties of the Transferor arising under or related to this Agreement. The Transferor shall be liable only to the extent of the obligations specifically undertaken by it in its capacity as the Transferor.

Section 3.02. Merger or Consolidation or Sale of Assets of the Transferor.

(a) The Transferor shall not dissolve, liquidate, enter into a division, change its type of organization, consolidate with or merge into any other Person or convey, transfer or sell its properties and assets substantially as an entirety to any Person (other than the Trust) (in each case, a “Surviving Entity”) unless:

(i) (x) the Surviving Entity is organized and existing under the laws of the United States of America or any state or the District of Columbia, and is a savings association, national banking association, bank or other entity which is not eligible to be a debtor in a case under the United States Bankruptcy Code or is a special purpose entity whose powers and activities are limited, and shall expressly assume, by an agreement supplemental hereto, executed by the Transferor and the Surviving Entity and delivered to the Issuer and the Indenture Trustee, in form reasonably satisfactory to the Issuer and the Indenture Trustee, the performance of every covenant and obligation of the Transferor hereunder and under the Servicing Agreement or relating to transactions contemplated hereby or thereby and shall benefit from all the rights granted to the Transferor, as applicable hereunder; and (y) the Transferor has delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate of the Transferor and an Opinion of Counsel to the effect that such consolidation, merger, conveyance, transfer or sale and such supplemental agreement comply with this Section 3.02 and that such supplemental agreement is a valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(ii) all UCC filings, if any, required to perfect or to continue the perfection and priority of the interest of the Trust in the Trust Assets shall have been made and copies thereof shall have been delivered to the Owner Trustee and the Indenture Trustee;

(iii) the Owner Trustee and the Indenture Trustee shall have received one or more Opinions of Counsel to the effect that (A) under the UCC, the transfer of Receivables by the Surviving Entity shall constitute either a sale of, or the granting of a security interest in, such Receivables by the Surviving Entity to the Trust, (B) the condition specified in clause (ii) above shall have been satisfied, and (C) if the Surviving Entity shall be subject to the FDIA, the transfers of Receivables by such Surviving Entity to the Trust shall be entitled to the protections of the FDIC Rule;

(iv) the Owner Trustee and the Indenture Trustee shall have received an Issuer Tax Opinion; and

(v) for so long as any outstanding Series exists, the Rating Agency Condition shall have been satisfied with respect to such consolidation, merger, conveyance, transfer or sale.

(b) The obligations of the Transferor hereunder shall not be assignable nor shall any Person succeed to the obligations of the Transferor hereunder except in each case in accordance with the provisions of the foregoing paragraph or Section 3.04.

(c) This Section 3.02 shall not be construed to prohibit or in any way limit the Transferor’s ability to effectuate any consolidation or merger pursuant to which the Transferor would be the Surviving Entity.

Section 3.03. Limitations on Liability of the Transferor. Subject to Section 3.01 and Section 3.06, neither the Transferor nor any of the directors, officers, employees, members, incorporators or agents of the Transferor acting in such capacities shall be under any liability to the Trust, the Owner Trustee, the Indenture Trustee, the Noteholders, the Servicer, or any other Person for any action taken, or for refraining from the taking of any action, in good faith in such capacities pursuant to this Agreement, it being expressly understood that all such liability is expressly waived and released as a condition of, and consideration for, the execution of this Agreement, the Servicing Agreement, the Indenture and any Indenture Supplement and the issuance of the Notes; provided, however, that this provision shall not protect the Transferor or any director, officer, employee, member, incorporator or agent of the Transferor against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Transferor and any director, officer, employee, member, incorporator or agent of the Transferor may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (other than the Transferor) respecting any matters arising hereunder.

Section 3.04. Assumption of the Transferor’s Obligations. (a) Notwithstanding the provisions of Section 3.02, the Transferor may assign, convey, transfer or sell all of its right, title and interest in, to and under the Receivables in which it has an interest and/or its interest in the Transferor Interest (collectively, the “Assigned Assets”), together with its obligations under this Agreement or relating to the transactions contemplated hereby or thereby (collectively, the “Assumed Obligations”), to another entity (the “Assuming Entity”) which may be an entity that is not affiliated with the Transferor, and the Transferor may assign, convey and transfer the Assigned Assets and the Assumed Obligations to the Assuming Entity, without the consent or approval of the holders of any Notes, upon satisfaction of the following conditions:

(b) the Assuming Entity, the Transferor, the Issuer and the Indenture Trustee shall have entered into a supplement to this Agreement or an assumption agreement (in form and substance reasonably satisfactory to the Issuer and the Indenture Trustee) (either, the “Assumption Agreement”) providing for the Assuming Entity to assume the Assigned Assets and the Assumed Obligations, including the obligation under this Agreement to transfer the Receivables arising under the Accounts and the Receivables arising under any Additional Accounts and any Automatic

Additional Accounts to the Trust, and the Transferor shall have delivered to the Owner Trustee and the Indenture Trustee an Officer’s Certificate of the Transferor and an Opinion of Counsel each stating that such transfer and assumption comply with this Section 3.04, that such Assumption Agreement is a valid and binding obligation of the Transferor, enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity), and that all conditions precedent herein provided for relating to such transaction have been complied with or waived;

(c) all UCC filings required to perfect or to continue the perfection and priority of the interest of the Trust in the Trust Assets shall have been duly made and copies thereof shall have been delivered to the Owner Trustee and the Indenture Trustee;

(d) (i) if the Assuming Entity shall not be eligible to be a debtor in a case under the United States Bankruptcy Code, the Transferor shall have delivered notice of such transfer and assumption to each Rating Agency or (ii) if the Assuming Entity shall be eligible to be a debtor in a case under the United States Bankruptcy Code, the Transferor shall have delivered notice of such transfer and assumption to the Servicer, the Owner Trustee and the Indenture Trustee, and the Rating Agency Condition shall have been satisfied;

(e) the Owner Trustee and the Indenture Trustee shall have received one or more Opinions of Counsel to the effect that (i) the transfer of Receivables by the Assuming Entity shall constitute a grant of a security interest in such Receivables by the Assuming Entity to the Issuer, (ii) the condition specified in clause (b) above shall have been satisfied, and (iii) if the Assuming Entity shall be subject to the FDIA, transfers of Receivables by such Assuming Entity to the Issuer shall be entitled to the protections of the FDIC Rule; and

(f) the Owner Trustee and the Indenture Trustee shall have received an Issuer Tax Opinion.

Upon such transfer to and assumption by the Assuming Entity, the Transferor shall surrender the certificate, if applicable, evidencing its interest in the Transferor Interest to the Note Registrar for registration of transfer and the Note Registrar shall issue a new certificate, if applicable, evidencing the Transferor Interest in the name of the Assuming Entity (or, if applicable, register such Assuming Entity’s uncertificated interest in the Transferor Interest). Notwithstanding such assumption, the Transferor shall continue to be liable for all representations and warranties and covenants made by it and all obligations performed or to be performed by it in its capacity as Transferor prior to such transfer of the Transferor Interest.

Section 3.05. Tax Treatment. Unless otherwise specified in the Indenture or an Indenture Supplement with respect to a particular Series or Class of Notes, the Transferor has entered into this Agreement, and the Notes will be issued, with the intention that, for federal, state and local income and franchise tax purposes, (a) each Series or Class of Notes which are characterized as indebtedness at the time of their issuance will qualify as indebtedness secured by the Trust Assets and (b) the Trust shall not be treated as an association or publicly traded partnership taxable as a corporation. The parties hereto agree that they shall not cause or permit the making, as applicable, of any election under Treasury Regulation Section 301.7701-3 whereby the Trust or any portion thereof would be treated as a corporation for federal income tax purposes. Subject to Section 8.15 of the Indenture, the parties hereto shall treat the Trust as a security arrangement for federal income tax purposes and shall not file any federal income tax returns or obtain any federal employer identification number for the Trust. The provisions of this Agreement shall be construed in furtherance of the foregoing intended tax treatment.

Section 3.06. Indemnity of the Indenture Trustee. The Transferor shall indemnify, defend and hold harmless the Indenture Trustee and its officers, directors, employees and agents against any and all loss, liability, expense, damage or claim (including the fees of either in-house counsel or outside counsel) incurred by it in connection with the administration of the Indenture and the performance of the Indenture Trustee’s duties thereunder and under any other Transaction Document whether brought by any party to this Agreement, any party to the Indenture or any third party, including any claim arising from any failure by the Issuer or Transferor to pay when due any sales, excise, transfer or personal taxes relating to the Receivables and including those with respect to enforcement of its right to indemnity hereunder. The Indenture Trustee shall notify the Transferor promptly of any claim for which it may seek indemnity. Failure by the Indenture Trustee to so notify the Transferor of a claim for which it has received written notice shall not relieve the Transferor of its obligations hereunder unless such loss, liability or expense could have been avoided with such prompt notification and then only to the extent of such loss, expense or liability which could have been so avoided. The Transferor shall defend any claim against the Indenture Trustee and the Indenture Trustee may have separate counsel and, if it does, the Transferor shall pay the fees and expenses of such counsel. The Transferor will not be liable for any settlement of any claim or action effected without its prior written consent, which consent will not be unreasonably withheld, conditioned or delayed. The Transferor need not reimburse any expense or indemnify against any loss, liability or expense determined by a court of competent jurisdiction to have been caused by the Indenture Trustee through the Indenture Trustee’s own willful misconduct or negligence. This Section 3.06 shall survive the resignation or removal of the Indenture Trustee and the termination of this Agreement.

[END OF ARTICLE III]

ARTICLE IV

INSOLVENCY EVENTS

Section 4.01. Rights Upon the Occurrence of an Insolvency Event. If the Transferor or holder of the Transferor Interest shall (a) file a petition or commence a Proceeding (i) to take advantage of any Debtor Relief Law or (ii) for the appointment of a trustee, conservator, receiver, liquidator or similar official for or relating to the Transferor or holder of the Transferor Interest or all or substantially all of the Person’s property, (b) consent or fail to object to any such petition or Proceeding commenced against or with respect to it or all or substantially all of its property, or any such petition or Proceeding shall not have been dismissed within sixty (60) days of its filing or commencement, or a court, agency, or other supervisory authority with jurisdiction shall have decreed or ordered relief with respect to any such petition or Proceeding, (c) be unable, or shall admit in writing its inability, to pay its debts generally as they become due, (d) shall make an assignment for the benefit of its creditors, or (e) voluntarily suspend payment of its obligations (any such act or occurrence being an “Insolvency Event”); then the Transferor shall, on the day any such Insolvency Event occurs, immediately cease to transfer Receivables to the Trust and promptly give notice to the Owner Trustee, the Indenture Trustee and the Servicer of such Insolvency Event. Notwithstanding any cessation of the transfer to the Trust of additional Receivables, (i) Receivables transferred to the Trust prior to the occurrence of such Insolvency Event and (ii) Collections in respect of such Receivables, shall continue to be a part of the Trust Assets, and Collections, Interchange and Merchant Discount Fees with respect thereto shall continue to be allocated to Noteholders in accordance with the terms of this Agreement, the Servicing Agreement, the Indenture and each Indenture Supplement. To the extent that it is not clear to the Transferor whether collections relate to a Receivable that was sold to the Trust or to a receivable that the Transferor has not sold to the Trust, the Transferor agrees that it shall allocate payments on such Accounts in the aggregate with respect to the principal balance of such Accounts first to the oldest principal balance on such Account.

[END OF ARTICLE IV]

ARTICLE V

TERMINATION

Section 5.01. Termination of Agreement. This Agreement and the respective obligations and responsibilities of the Trust and the Transferor under this Agreement shall terminate on the date on which the Trust is dissolved in accordance with Article IX of the Trust Agreement. Obligations that by their terms expressly survive termination shall continue in full force and effect.

[END OF ARTICLE V]

ARTICLE VI

MISCELLANEOUS PROVISIONS

Section 6.01. Amendment.

(a) This Agreement may be amended from time to time by the Transferor, the Issuer and the Indenture Trustee, by a written instrument signed by each of them, without the consent of any of the Noteholders, upon, unless otherwise specified in this Section 6.01, (i) delivery to the Owner Trustee and the Indenture Trustee of an Issuer Tax Opinion, (ii) satisfaction of the Rating Agency Condition, if applicable, and (iii) delivery to the Indenture Trustee and the Owner Trustee of an Officer’s Certificate of the Transferor, dated the date of any such amendment, to the effect that the Transferor reasonably believes that such amendment will not have an Adverse Effect.

Notwithstanding any other provision of this Section 6.01, this Agreement may be amended from time to time by an instrument signed by the Transferor, the Issuer and the Indenture Trustee to modify, eliminate or add to the provisions of this Agreement to (i) facilitate compliance with the FDIC Rule or changes in laws or regulations applicable to the Transferor, the Issuer, the Indenture Trustee or the transactions governed by the Transaction Documents or (ii) cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to this Agreement in any applicable Registration Statement on Form SF-3, as amended, under the Securities Act, in each case upon delivery by the Transferor to the Indenture Trustee and the Owner Trustee of (x) an Officer’s Certificate of the Transferor, dated the date of any such amendment, to the effect that (A) the Transferor reasonably believes that such amendment will not have an Adverse Effect or (B) such amendment is required to remain in compliance with the FDIC Rule or any other change of law or regulation which applies to the Transferor, the Issuer, the Indenture Trustee or the transactions governed by the Transaction Documents, or such amendment is required to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to this Agreement in any applicable Registration Statement on Form SF-3, as amended, under the Securities Act, and (y) an Issuer Tax Opinion with respect to such amendment.

In addition, notwithstanding any other provision of this Section 6.01, this Agreement may be amended from time to time by an instrument signed by the Transferor, the Issuer and the Indenture Trustee to cure any ambiguity or to correct or supplement any defective or inconsistent provision contained in this Agreement or in any amendment to this Agreement upon delivery by the Transferor to the Indenture Trustee and the Owner Trustee of an Officer’s Certificate of the Transferor, dated the date of any such amendment, to the effect that the Transferor reasonably believes that such amendment will not have an Adverse Effect.

(b) Notwithstanding any other provision of this Section 6.01, this Agreement may also be amended in writing from time to time by the Transferor, the Issuer and the Indenture Trustee, with the consent of Noteholders evidencing more than 66 2/3% of the Outstanding Principal Amount of all affected Series or Classes of Notes for which the conditions in clause (a) above have not been satisfied, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of any Noteholders. Prior to the execution of any such amendment or consent pursuant to this Section 6.01(b), the Transferor shall direct the Servicer to furnish notification of the substance of such amendment to each Rating Agency.

(c) It shall not be necessary for the consent of Noteholders under this Section 6.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Noteholders shall be subject to such reasonable requirements as the Indenture Trustee may prescribe in the related Indenture Supplement.

(d) Any Indenture Supplement executed in accordance with the provisions of Article X of the Indenture shall not be considered an amendment of this Agreement for the purposes of this Section 6.01. Any supplemental agreement executed in accordance with the provisions of Section 3.02 or any Assumption Agreement executed in accordance with the provisions of Section 3.04 shall not be considered an amendment to this Agreement for purposes of this Section 6.01. No Account Assignment executed in accordance with Section 2.11 or reassignment executed in accordance with Section 2.12(b) shall be considered an amendment to this Agreement for purposes of this Section 6.01.

(e) The Owner Trustee and the Indenture Trustee may, but shall not be obligated to, enter into any such amendment which adversely affects in any material respect the rights, duties, benefits, protections, privileges or immunities of the Owner Trustee or the Indenture Trustee, as applicable, under this Agreement or otherwise. In connection with the execution of any amendment hereunder, the Owner Trustee and the Indenture Trustee shall be entitled to receive the Opinion of Counsel described in Section 6.02(d).

Section 6.02. Protection of Right, Title and Interest in, to and Under the Trust Assets.

(a) The Transferor shall cause this Agreement, all amendments and supplements hereto and all financing statements and amendments to financing statements and any other necessary documents covering the right, title and interest of the Trust and the Indenture Trustee in, to and under the Trust Assets to be promptly recorded, registered and filed, and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by the laws of the applicable jurisdiction to fully preserve and protect such right, title and interest. The Transferor shall deliver to the Owner Trustee and the Indenture Trustee file-stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recording, registration or filing.

(b) Within thirty (30) days after the Transferor makes any change in its name or its type or jurisdiction of organization, the Transferor shall give the Owner Trustee and the Indenture Trustee notice of any such change and shall file such financing statements or amendments as may be necessary to continue the perfection of the security interest of the Trust in the Trust Assets.

(c) Each of the Trust and the Indenture Trustee shall give the Transferor prompt notice of any change in its name or any change in its address as shown on any financing statement filed in connection with the transactions contemplated by this Agreement if the address so shown ceases to be an address from which information concerning the Trust Assets can be obtained.

(d) The Transferor shall deliver to the Owner Trustee and the Indenture Trustee (i) upon the execution and delivery of each amendment of this Agreement pursuant to Section 6.01, an Opinion of Counsel to the effect specified in Exhibit C-1; (ii) on each Addition Date with respect to the designation of Additional Accounts to the Trust pursuant to Section 2.11(b) or (c), an Opinion of Counsel substantially in the form of Exhibit C-2; (iii) on or before March 31 of each year, beginning with March 31, 2027, an Opinion of Counsel substantially in the form of Exhibit C-3; and (iv) in connection with the occurrence of any event contemplated in Section 3.02 or Section 3.04, the Opinions of Counsel and the Issuer Tax Opinion specified therein.

Section 6.03. Fees Payable by the Transferor. Notwithstanding anything contained in any other Transaction Document (unless such document specifically refers to this Section 6.03), the Transferor shall pay out of its own funds, without reimbursement, all expenses incurred, fees and disbursements of the Owner Trustee (as such and in its individual capacity), the Administrator, including the monthly Administrator compensation specified in Section 4.3 of the Servicing Agreement, and the Indenture Trustee (including, in each case, the reasonable fees and expenses of its outside counsel) and independent accountants and all other fees and expenses relating to the Trust, including the costs of filing UCC continuation statements, the costs and expenses relating to obtaining and maintaining the listing of any Notes on any stock exchange, the costs and expenses relating to maintaining Issuer Accounts, and any stamp, documentary, excise, property (whether on real, personal or intangible property) or any similar tax levied on the Trust or the Trust’s assets that are not expressly stated in this Agreement to be payable by the Trust (other than federal, state, local and foreign income and franchise taxes, if any, or any interest or penalties with respect thereto, assessed on the Trust, which shall be paid by the Trust). The Transferor’s obligations pursuant to this Section 6.03 shall not constitute a claim against the Transferor to the extent the Transferor does not have funds sufficient to make payment of such obligations.

Section 6.04. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a) This Agreement will be construed in accordance with and governed by the laws of the State of New York, including Section 5-1401 of the General Obligations Law, without reference to its conflict of law provisions and the obligations, rights, and remedies of the parties hereunder shall be determined in accordance with such laws.

(b) Each party hereto hereby consents and agrees that the state or federal courts located in the Borough of Manhattan in New York City shall have exclusive jurisdiction to hear and determine any claims or disputes between them pertaining to this Agreement or to any matter arising out of or relating to this Agreement; provided, that each party hereto acknowledges that any appeals from those courts may have to be heard by a court located outside of the Borough of Manhattan in New York City; provided, further, that nothing in this Agreement shall be deemed or operate to preclude the Issuer or the Indenture Trustee from bringing suit or taking other legal action in any other jurisdiction to realize on the Receivables or any security for the obligations of the Transferor arising hereunder or to enforce a judgment or other court order in favor of the Issuer or the Indenture Trustee. Each party hereto submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and each party hereto hereby waives any objection that such party may have based upon lack of personal jurisdiction, improper venue or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court. Each party hereto hereby waives personal service of the summons, complaint and other process issued in any such action or suit and agrees that service of such summons, complaint, and other process may be made by registered or certified mail addressed to such party at its address as determined in accordance with Section 6.05, and that service so made shall be deemed completed upon the earlier of such party’s actual receipt thereof or three (3) days after deposit in the United States mail, proper postage prepaid. Nothing in this Section 6.04(b) shall affect the right of any party hereto to serve legal process in any other manner permitted by law.

(c) Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. Therefore, to achieve the best combination of the benefits of the judicial system and of arbitration, the parties hereto waive all rights to trial by jury in any action, suit, or proceeding brought to resolve any dispute, whether sounding in contract, tort or otherwise, arising out of, or connection with, related to, or incidental to the relationship established among them in connection with this Agreement or the transactions contemplated hereby.

Section 6.05. Notices; Payments.

(a) All demands, notices, instructions, directions and other communications delivered under this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at, mailed by certified mail, return receipt requested, or sent by electronic mail (if applicable):

(i) in the case of Bread Financial Funding, LLC, as the Transferor, to:

Bread Financial Funding, LLC

3095 Loyalty Circle

Columbus, OH 43219

Attn: Treasurer

Phone Number: (484) 840-7754

E-mail: treasury-structuredfinance@breadfinancial.com;

With a copy to:

Bread Financial Funding, LLC

c/o Bread Financial Payments, Inc.

3095 Loyalty Circle

Columbus, OH 43219

Attn: Legal Department

E-mail: legal-structuredfinance@breadfinancial.com;

(ii) in the case of the Trust or the Owner Trustee, to:

103 Bellevue Parkway, 3rd Floor

Wilmington, DE 19809

Attn: Corporate Trust Administration - Bread Financial Card Issuance

Trust Phone Number: (312) 827-1375

E-mail: Mitchell.Brumwell@BNY.com;

(iii) in the case of the Indenture Trustee, to:

U.S. Bank Trust Company, National Association

190 South LaSalle Street, 7th Floor

Chicago, IL 60603

Attn: Bread Financial Card Issuance Trust

Phone Number: (732) 321-2515

E-mail: mark.esposito@usbank.com; and

(iv) to any other Person as specified in the Indenture; or, as to each party, at such other address or electronic mail address as shall be designated by such party in a written notice to each other party.

(b) Any notice required or permitted to be given to a Holder of Notes that are Registered Notes shall be given in the manner, and to the addresses or contacts, provided in the Indenture (including, to the extent permitted thereby and by applicable law, by first-class mail, electronic transmission, or posting to a password-protected website), and, for Global Notes, in accordance with the procedures of the Depository (including DTC).

Section 6.06. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, illegal or unenforceable, then such covenants, agreements, provisions, or terms shall be deemed severable from the remaining covenants, agreements, provisions, and terms of this Agreement and shall in no way affect the validity, legality or enforceability of such remaining covenants, agreements, provisions or terms of this Agreement.

Section 6.07. Further Assurances. The Transferor agrees to undertake and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the Trust, the Owner Trustee and the Indenture Trustee more fully to effect the purposes of this Agreement, including, without limitation, (a) the authorization, execution or filing of any financing statements or amendments thereto or equivalent documents relating to the Trust Assets for filing under the provisions of the UCC or other law of any applicable jurisdiction and (b) any actions or instruments to facilitate compliance with the FDIC Rule.

Section 6.08. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Transferor, the Trust, the Owner Trustee, the Indenture Trustee or any Noteholders, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 6.09. Counterparts; Electronic Signatures. This Agreement may be executed in two (2) or more counterparts (and by different parties on separate counterparts), each of which shall be deemed an original, and all of which when taken together shall constitute one and the same instrument. The parties hereto agree that “execution,” “signed,” “signature,” and words of like import in this document and any such other documents shall be deemed to include electronic signatures, authentication, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, enforceability or admissibility as a manually executed signature or the use of a paper-based record keeping system, as the case may be, to the extent and as provided for in any applicable law, including, without limitation, Electronic Signatures in Global and National Commerce Act, the Uniform Electronic Transactions Act, New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), or the UCC, and the parties hereto hereby waive any objection to the contrary.

Section 6.10. Binding; Third-Party Beneficiaries. This Agreement will inure to the benefit of and be binding upon the parties hereto and the Noteholders and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person will have any right or obligation hereunder.

Section 6.11. Actions by Noteholders.

(a) Wherever in this Agreement a provision is made that an action may be taken or a notice, demand or instruction given by Noteholders, such action, notice, demand or instruction may be taken or given by any Noteholder, unless such provision requires a specific percentage of Noteholders.

(b) Any notice, request, demand, authorization, direction, consent, waiver or other act by a Noteholder shall bind such Noteholder and every subsequent Holder of such Note and of any Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or omitted to be done by the Owner Trustee, the Indenture Trustee or the Transferor in reliance thereon, whether or not notation of such action is made upon such Note.

Section 6.12. Rule 144A Information. For so long as any of the Notes are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Transferor and each of the Trust and the Indenture Trustee agree to cooperate with each other and the Servicer and the Administrator to provide to any Holders of such Series or Class, upon the request of such Noteholder, any information required to be provided to such Holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act.

Section 6.13. Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement.

This Agreement may not be amended, restated, waived or supplemented or otherwise modified from time to time except as provided herein.

Section 6.14. Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 6.15. Limitation on Liability of the Owner Trustee. The parties hereto are put on notice and hereby acknowledge and agree that (a) this Agreement is executed and delivered on behalf of the Trust by BNY Mellon Trust of Delaware (“BNY”), not individually or personally but solely as Owner Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, covenants, undertakings and agreements herein made on the part of the Trust, is made and intended not as personal representations, undertakings and agreements by BNY but is made and intended for the purpose for binding only, and shall be binding only on, the Trust, (c) nothing herein contained shall be construed as creating any liability on BNY, individually or personally or as Owner Trustee, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) BNY has made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust or any other party in this Agreement, and (e) under no circumstances shall the Owner Trustee or BNY be personally liable for the payment of any indebtedness, indemnities, fees, costs or expenses of the Trust or be liable for the performance, breach or failure of any obligation, duty (including fiduciary duty, if any), representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents.

Section 6.16. Non-petition Covenant. To the fullest extent permitted by applicable law, (i) the Indenture Trustee, and the Transferor, by entering into this Agreement, and each Noteholder, by accepting a Note, agrees that it will not at any time acquiesce, petition or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Issuer under any Debtor Relief Law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Issuer or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Issuer, and (ii) the Indenture Trustee, and the Issuer, by entering into this Agreement, and each Noteholder, by accepting a Note, agrees that it will not at any time acquiesce, petition or otherwise invoke the process of any Governmental Authority for the purpose of commencing or sustaining a case against the Transferor under any Debtor Relief Law or appointing a receiver, conservator, liquidator, assignee, trustee, custodian, sequestrator or other similar official for the Transferor or any substantial part of its property or ordering the winding-up or liquidation of the affairs of the Transferor.

Section 6.17. Force Majeure. In no event shall the Indenture Trustee or the Trust be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, or any Cybersecurity Event; it being understood that the Indenture Trustee and the Trust shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

[END OF ARTICLE VI]

ARTICLE VII

COMPLIANCE WITH REGULATION AB

Section 7.01. Intent of the Parties; Reasonableness. The Transferor and the Issuer acknowledge and agree that the purpose of this Article VII is to facilitate compliance by the Transferor with the provisions of Regulation AB and related rules and regulations of the Commission. The Transferor shall not exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than the Transferor’s compliance with the Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Indenture Trustee acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Transferor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. The Indenture Trustee agrees to cooperate in good faith with any reasonable request by the Transferor for information regarding the Indenture Trustee which is required in order to enable the Transferor to comply with the provisions of Items 1103(a)(1), 1104(e), 1109(a), 1109(b), 1111(a)(8), 1117, 1118, 1119, 1121(c) and 1122 of Regulation AB as it relates to the Indenture Trustee or to the Indenture Trustee’s obligations under this Agreement.

Section 7.02. Additional Representations and Warranties of the Indenture Trustee. The Indenture Trustee shall be deemed to represent to the Transferor, as of the date on which information is provided to the Transferor under Section 7.03 that, except as disclosed in writing to the Transferor prior to such date to the best of its knowledge, but without independent investigation: (a) neither the execution, delivery and performance by the Indenture Trustee of this Agreement, the performance by the Indenture Trustee of its obligations under this Agreement nor the consummation of any of the transactions by the Indenture Trustee contemplated thereby, is in violation of any indenture, mortgage, bank credit agreement, note or bond purchase agreement, long-term lease, license or other agreement or instrument to which the Indenture Trustee is a party or by which it is bound, which violation would have a material adverse effect on the Indenture Trustee’s ability to perform its obligations under this Agreement or of any judgment or order applicable to the Indenture Trustee; and (b) there are no proceedings pending or threatened against the Indenture Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would have a material adverse effect on the right, power and authority of the Indenture Trustee to enter into this Agreement or to perform its obligations under this Agreement.

Section 7.03. Information to Be Provided by the Indenture Trustee. The Indenture Trustee shall (i) on or before the fifth (5th) Business Day of each month, provide to the Transferor, in writing, such information regarding the Indenture Trustee as is requested for the purpose of compliance with Item 1117 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Indenture Trustee of any changes to such information, provide to the Transferor, in writing, such updated information.

The Indenture Trustee, to the extent in its possession, shall provide to the Transferor in a timely manner, any applicable information reasonably requested by the Transferor to enable compliance by the Transferor with Rule 15Ga-1 under the Exchange Act and Items 1104(e) and 1121(c) of Regulation AB.

The Indenture Trustee shall (i) on or before March 1st of each calendar year, provide to the Transferor such information regarding the Indenture Trustee as is requested for the purpose of compliance with Items 1103(a)(1), 1109(a), 1109(b), 1118 and 1119 of Regulation AB, and (ii) as promptly as practicable following notice to or discovery by the Indenture Trustee of any changes to such information, provide to the Transferor, in writing, such updated information. Such information shall include, at a minimum:

(A) the Indenture Trustee’s name and form of organization;

(B) a description of the extent to which the Indenture Trustee has had prior experience serving as an Indenture Trustee for asset-backed securities transactions involving credit card receivables;

(C) a description of any affiliation between the Indenture Trustee and any of the following parties to a Securitization Transaction, as such parties are identified to the Indenture Trustee by the Transferor in writing in advance of such Securitization Transaction:

(1) the sponsor;

(2) any depositor;

(3) the issuing entity;

(4) any servicer;

(5) any trustee;

(6) any originator;

(7) any significant obligor;

(8) any enhancement or support provider;

(9) any asset representations reviewer; and

(10) any other material transaction party.

In connection with the above-listed parties, a description of whether there is, and if so the general character of, any business relationship, agreement, arrangement, transaction or understanding that is entered into outside the ordinary course of business or is on terms other than would be obtained in an arm’s length transaction with an unrelated third party, apart from the asset-backed securities transaction, that currently exists or that existed during the past two years and that is material to an investor’s understanding of the asset-backed securities.

Section 7.04. Report on Assessment of Compliance and Attestation. On or before March 1st, commencing in 2027, the Indenture Trustee shall:

(i) deliver to the Transferor a report regarding the Indenture Trustee’s assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such report shall be addressed to the Transferor or the Servicer, as applicable, and signed by an authorized officer of the Indenture Trustee, and shall address each of the Servicing Criteria specified in Exhibit E or such criteria as mutually agreed upon by the Transferor and the Indenture Trustee;

(ii) deliver to the Transferor a report of a registered public accounting firm reasonably acceptable to the Transferor that attests to, and reports on, the assessment of compliance made by the Indenture Trustee and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act; and

(iii) deliver to the Transferor and any other Person that will be responsible for signing the certification (a “Sarbanes Certification”) required by Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of the Trust or the Transferor with respect to a Securitization Transaction a certification substantially in the form attached hereto as Exhibit D or such form as mutually agreed upon by the Transferor and the Indenture Trustee.

The Indenture Trustee acknowledges that the parties identified in clause (iii) above may rely on the certification provided by the Indenture Trustee pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission.

Section 7.05. Harmonization With Indenture. Notwithstanding anything to the contrary herein, to the extent of any inconsistency between the Regulation AB provisions (and any related exhibits) of this Agreement and those of the Indenture, the Indenture shall control as to the obligations of the Indenture Trustee. Performance by the Indenture Trustee in accordance with the Indenture’s Regulation AB provisions shall constitute performance of the parallel provisions of this Agreement.

Section 7.06. Compliance With the FDIC Rule.

(a) Purpose. Each of the Transferor and the Issuer acknowledges and agrees that the purpose of this Section 7.06 and Schedule I is to cause the securitizations contemplated by the Transaction Documents to comply with the FDIC Rule and the FDIC Rule Interpretations to the extent applicable.

(b) Incorporation of Schedule I. Schedule I (Requirements of FDIC Rule) is expressly incorporated into this Agreement. The Transferor and the Issuer agree to perform their respective obligations set forth in Schedule I to the extent applicable to each of them.

(c) Amendments. If the FDIC Rule or the FDIC Rule Interpretations are amended or the FDIC or its staff provides interpretive guidance and, as a result, the Transferor reasonably determines that an amendment to this Agreement or Schedule I is necessary or advisable, then the Transferor and the Issuer shall cooperate in good faith to make such amendment as permitted by Section 6.01. No such amendment shall be made unless the Transferor has delivered to the Indenture Trustee an Officer’s Certificate to the effect that (i) such amendment will not, in the Transferor’s reasonable belief, result in an Early Amortization Event, or (ii) such amendment is required to remain in compliance with the FDIC Rule or any change in law or regulation applicable to the Transferor, the sponsor or the transactions governed by the Transaction Documents.

(d) Notices of Repudiation. In the event that the FDIC, as receiver or conservator, provides a written notice of repudiation contemplated by the FDIC Rule to the Transferor or the Issuer, the receiving party shall promptly deliver such notice to the other party, with a copy to the Indenture Trustee.

[END OF ARTICLE VII]

IN WITNESS WHEREOF, the Transferor, the Indenture Trustee and the Trust have caused this Agreement to be executed by their respective officers as of the day and year first above written.

BREAD FINANCIAL FUNDING, LLC, as Transferor

By:	/s/ Wai Chung
Name: Wai Chung
Title: Treasurer

BREAD FINANCIAL CARD ISSUANCE TRUST

By:	BNY MELLON TRUST OF DELAWARE,
not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:	/s/ Dawn Plows
Name: Dawn Plows
Title: Associate

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee

By:	/s/ Mark Esposito
Name: Mark Esposito
Title: Vice President

[SIGNATURE PAGE TO TRANSFER AGREEMENT]

EXHIBIT A-1

FORM OF ASSIGNMENT OF RECEIVABLES IN [INITIAL][ADDITIONAL] ACCOUNTS

INCLUDED IN BREAD FINANCIAL CARD ISSUANCE TRUST

(as required by [Section 2.01][Section 2.11(d)(v)] of the Transfer Agreement)

ASSIGNMENT NO. [___] OF RECEIVABLES IN [INITIAL][ADDITIONAL] ACCOUNTS INCLUDED IN BREAD FINANCIAL CARD ISSUANCE TRUST (this “Assignment”), dated as of [__________],1 by and between BREAD FINANCIAL FUNDING, LLC, as transferor (the “Transferor”), and BREAD FINANCIAL CARD ISSUANCE TRUST (the “Trust”), as issuer, pursuant to the Transfer Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Bread Financial Funding, LLC, as Transferor and the Trust are parties to the Transfer Agreement, dated as of June 11, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Transfer Agreement”);

WHEREAS, pursuant to the Transfer Agreement, the Transferor wishes to designate [Initial][Additional] Accounts owned by the Account Originator to be included as Accounts and to convey its right, title and interest in, to and under the Receivables of such [Initial][Additional] Accounts, whether existing at the [Initial Transfer Date][Addition Date] or thereafter created, to the Trust pursuant to the Transfer Agreement; and

WHEREAS, the Trust is willing to accept such designation and conveyance subject to the terms and conditions hereof.

NOW, THEREFORE, the Transferor and the Trust hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Transfer Agreement unless otherwise defined herein.

“[Initial Cut-Off Date][Addition Cut-Off Date]” shall mean, with respect to the [Initial][Additional] Accounts, the close of business on [___, ___].

“[Initial Transfer Date][Addition Date]” shall mean [___, ___].

“[Initial][Additional] Accounts” shall mean the [Initial][Additional] Accounts, as defined in the Transfer Agreement, that are designated hereby and listed on the account schedule attached hereto[, which shall constitute the initial TA Account Schedule][, which shall supplement and amend the TA Account Schedule].

[1]	To be dated as of the Initial Transfer Date or the applicable Addition Date.

A-1-1

“[Initial][Additional] Trust Assets” shall have the meaning set forth in Section 3(a) hereof.

2. Designation of [Initial][Additional] Accounts. The Transferor hereby designates the [Initial][Additional] Accounts listed on the account schedule attached hereto as [Initial][Additional] Accounts under the Transfer Agreement. [The attached account schedule shall constitute the initial TA Account Schedule for purposes of the Transfer Agreement.][The attached account schedule shall supplement and amend the TA Account Schedule.] The Transferor shall deliver supplements to the TA Account Schedule in accordance with Section 2.1(d) of the Transfer Agreement.

3. Conveyance of Receivables. (a) The Transferor does hereby transfer, assign, set over and otherwise convey to the Trust, without recourse except as provided in the Transfer Agreement, all of its right, title and interest, whether now owned or hereafter acquired, in, to and under (i) the Receivables existing at the opening of business on [the Initial Transfer Date][the applicable Addition Date] and thereafter created and arising in the [Initial][Additional] Accounts (including Receivables in any Related Accounts and Transferred Accounts that arise with respect to such [Initial][Additional] Accounts after the [Initial Transfer Date][Addition Date], which Receivables shall be deemed conveyed to the Trust upon their creation without further action), (ii) all Insurance Proceeds, Interchange, Recoveries, and Merchant Discount Fees allocable to such Receivables, (iii) all monies due or to become due with respect to all of the foregoing, (iv) all amounts received with respect to all of the foregoing, and (v) all proceeds thereof (collectively, the “[Initial][Additional] Trust Assets”). The foregoing does not constitute and is not intended to result in the creation or assumption by the Trust, the Owner Trustee, the Indenture Trustee or any Noteholders of any obligation of the Servicer, the Transferor or any other Person in connection with the [Initial][Additional] Trust Assets or under any agreement or instrument relating thereto, including any obligation to Obligors, merchants, clearance systems or insurers. Each [Initial][Additional] Account will continue to be owned by the Bank and will not be [an Initial][an Additional] Trust Asset.

(b) The Transferor agrees to file, at its own expense, all financing statements (and amendments to such financing statements when applicable) with respect to the [Initial][Additional] Trust Assets meeting the requirements of applicable state law in such manner and in such jurisdictions as are necessary to perfect, and maintain perfection and priority of, the transfer, assignment, set-over or other conveyance of its interest in such [Initial][Additional] Trust Assets to the Trust and to deliver file-stamped copies of each such financing statement or amendment or other evidence of such filing to the Trust and the Indenture Trustee as soon as practicable on or after [the Initial Transfer Date][the Addition Date]. Neither the Trust nor the Indenture Trustee shall be under any obligation whatsoever to file such financing statements or amendments to statements or to make any filing under the UCC in connection with such transfer, assignment, set-over or other conveyance.

(c) The Transferor further agrees, at its own expense, on or prior to the [Initial Transfer Date][Addition Date], to indicate in the appropriate computer files that all Receivables created in connection with the [Initial][Additional] Accounts and the related [Initial][Additional] Trust Assets have been conveyed to the Trust pursuant to the Transfer Agreement and this

A-1-2

Assignment by the Securitization Code in the portfolio identifier field for each such [Initial][Additional] Account.

(d) The parties to this Assignment intend that the conveyance of [Initial][Additional] Trust Assets pursuant to this Assignment constitute an absolute sale, and not a secured borrowing. If, however, notwithstanding the intention of the parties, this Assignment is determined, for any reason, not to be an absolute sale, this Assignment shall constitute a security agreement under applicable law, and the Transferor hereby grants to the Trust a first priority perfected security interest in all of the Transferor’s right, title and interest, whether now owned or hereafter acquired, in, to and under the [Initial][Additional] Trust Assets, and all money, accounts, general intangibles, chattel paper, instruments, documents, goods, investment property, deposit accounts, letters of credit and letter-of-credit rights consisting of, arising from or related to the [Initial][Additional] Trust Assets, and all proceeds thereof.

4. Acceptance by Trust. The Trust hereby acknowledges its acceptance of all right, title and interest in, to and under the [Initial][Additional] Trust Assets conveyed to the Trust pursuant to Section 3(a) of this Assignment.

5. Representations and Warranties of the Transferor. The Transferor hereby acknowledges on the [Initial Transfer Date][Addition Date] that it makes the representations and warranties in [Section 2.3 and Section 2.4] of the Transfer Agreement with respect to itself and the [Initial][Additional] Accounts.

6. Consent to Execution. Pursuant to Section 6.01 of the Trust Agreement, the Transferor, in its capacity as Transferor and Beneficiary, authorizes and directs the Owner Trustee to execute and deliver this Assignment on behalf of the Trust. The Transferor hereby certifies that (i) it is the sole Beneficiary with the power and authority under the Trust Agreement to direct the Owner Trustee with respect to the foregoing actions, (ii) the foregoing actions are duly authorized pursuant to and in accordance with the Trust Agreement and are not inconsistent with or in violation of the terms of the documents to which the Trust is a party, and (iii) all conditions precedent to the foregoing actions have been satisfied or waived. In addition, the undersigned agrees that all action taken by the Owner Trustee in connection with this Assignment is covered by the fee and indemnification provisions set forth in the Trust Agreement.

7. Ratification of the Transfer Agreement. The Transfer Agreement is hereby ratified, and all references to the “Transfer Agreement,” to “this Agreement” and “herein” shall be deemed from and after the [Initial Transfer Date][Addition Date] to be a reference to the Transfer Agreement as supplemented and amended by this Assignment. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Transfer Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and, except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Transfer Agreement.

8. Counterparts. This Assignment may be executed in any number of counterparts (and by different parties on separate counterparts), all of which taken together shall constitute one and the same instrument.

A-1-3

9. Governing Law. This Assignment will be construed in accordance with and governed by the laws of the State of New York, including Section 5-1401 of the General Obligations Law, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

10. Incorporation of Section 6.15 of the Transfer Agreement. The language of Section 6.15 of the Transfer Agreement is incorporated herein by reference.

11. Limitation of Liability of the Owner Trustee. The parties hereto are put on notice and hereby acknowledge and agree that (a) this Assignment is executed and delivered on behalf of the Trust by BNY Mellon Trust of Delaware (“BNY”), not individually or personally but solely as Owner Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, covenants, undertakings and agreements herein made on the part of the Trust, is made and intended not as personal representations, undertakings and agreements by BNY but is made and intended for the purpose for binding only, and shall be binding only on, the Trust, (c) nothing herein contained shall be construed as creating any liability on BNY, individually or personally or as Owner Trustee, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) BNY has made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust or any other party in this Assignment, and (e) under no circumstances shall the Owner Trustee or BNY be personally liable for the payment of any indebtedness, indemnities, fees, costs or expenses of the Trust or be liable for the performance, breach or failure of any obligation, duty (including fiduciary duty, if any), representation, warranty or covenant made or undertaken by the Trust under this Assignment or any other related documents.

[Remainder of Page Intentionally Left Blank]

A-1-4

IN WITNESS WHEREOF, the Transferor and the Trust have caused this Assignment to be duly executed by their respective officers as of the day and year first above written.

BREAD FINANCIAL FUNDING, LLC, as Transferor

By:
Name:
Title:

BREAD FINANCIAL CARD ISSUANCE TRUST

By:	BNY MELLON TRUST OF DELAWARE,
not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

Account Schedule (to Exhibit A-1)

LIST OF [INITIAL][ADDITIONAL] ACCOUNTS

EXHIBIT A-2

FORM OF DESIGNATION OF APPROVED PORTFOLIOS

[AND AUTOMATIC ADDITIONAL ACCOUNTS]

INCLUDED IN BREAD FINANCIAL CARD ISSUANCE TRUST

(as required by Section 2.11(e)(i) of the Transfer Agreement)

DESIGNATION NO. [___] OF APPROVED PORTFOLIOS [AND AUTOMATIC ADDITIONAL ACCOUNTS] INCLUDED IN BREAD FINANCIAL CARD ISSUANCE TRUST (this “Designation”), dated as of [__________],2 by and between BREAD FINANCIAL FUNDING, LLC, as transferor (the “Transferor”), and BREAD FINANCIAL CARD ISSUANCE TRUST (the “Trust”), as issuer, pursuant to the Transfer Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Bread Financial Funding, LLC, as Transferor and the Trust are parties to the Transfer Agreement, dated as of June 11, 2026 (as amended, restated, supplemented or otherwise modified from time to time, the “Transfer Agreement”);

WHEREAS, pursuant to the Transfer Agreement, the Transferor wishes to designate [an][certain] Additional Approved Portfolio[s]; [and]

[WHEREAS, the Transferor also wishes to designate Automatic Additional Accounts in such Approved Portfolio[s] to be included as Accounts; and]

WHEREAS, the Trust is willing to accept such designation subject to the terms and conditions hereof.

NOW, THEREFORE, the Transferor and the Trust hereby agree as follows:

1. Defined Terms. All capitalized terms used herein shall have the meanings ascribed to them in the Transfer Agreement unless otherwise defined herein.

“Designation Date” shall mean the opening of business on [___________, ____].

[“Specified Account” shall mean any Eligible Account which [     ].]

2. Designation of Approved Portfolios [and Automatic Additional Accounts].

(a) Effective as of the date hereof, the Transferor hereby designates [an] additional Approved Portfolio[s], consisting of any credit card accounts owned from time to time by the Account Originator and included in the Account Originator’s program portfolios for [each of] [LIST OF APPROVED PORTFOLIO(S)], and each of [its][their] respective Affiliates, successors and assigns. For the avoidance of doubt, once a program

[2]	To be dated as of the applicable Designation Date.

A-2-1

portfolio is designated as an Approved Portfolio, it shall remain an Approved Portfolio notwithstanding a change in the name or rebranding of any Brand Partner associated with the Approved Portfolio. [[Accounts][Specified Accounts] created on or after the Designation Date in such additional Approved Portfolio[s] shall constitute Automatic Additional Accounts, subject to the limitations and conditions specified in Section 2.11 of the Transfer Agreement.]

(b) [If necessary, the Transferor further agrees, at its own expense, to cause the Account Originator to indicate in its computer files that Receivables created in connection with Automatic Additional Accounts in the Approved Portfolio(s) designated hereby have been conveyed to the Trust by including the Securitization Code in the portfolio identifier field for each such Automatic Additional Account.]

(c) [Automatic Additional Accounts arising in the Approved Portfolio(s) designated hereby shall be identified on supplements to the TA Account Schedule in accordance with Section 2.01(d)(ii)(A) of the Transfer Agreement.]

3. Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that (A) no selection procedures believed by the Transferor to be materially adverse to the interests of the Noteholders were utilized in selecting the additional Approved Portfolio[s][, and] (B) as of the Designation Date, the Transferor is not insolvent[, and (C) each Automatic Additional Account is, as of each applicable Cut-Off Date, an Eligible Account, and each Receivable in such Automatic Additional Account is, as of each applicable Cut-Off Date, an Eligible Receivable].

4. Consent to Execution. Pursuant to Section 6.01 of the Trust Agreement, the Transferor, in its capacity as Transferor and Beneficiary, authorizes and directs the Owner Trustee to execute and deliver this Designation on behalf of the Trust. The Transferor hereby certifies that (i) it is the sole Beneficiary with the power and authority under the Trust Agreement to direct the Owner Trustee with respect to the foregoing actions, (ii) the foregoing actions are duly authorized pursuant to and in accordance with the Trust Agreement and are not inconsistent with or in violation of the terms of the documents to which the Trust is a party, and (iii) all conditions precedent to the foregoing actions have been satisfied or waived. In addition, the undersigned agrees that all action taken by the Owner Trustee in connection with this Designation is covered by the fee and indemnification provisions set forth in the Trust Agreement.

5. Ratification of the Transfer Agreement. The Transfer Agreement is hereby ratified, and all references to the “Transfer Agreement,” to “this Agreement” and “herein” shall be deemed from and after the Designation Date to be a reference to the Transfer Agreement as supplemented and amended by this Designation. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Transfer Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and, except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Transfer Agreement.

A-2-2

6. Counterparts. This Designation may be executed in any number of counterparts (and by different parties on separate counterparts), all of which taken together shall constitute one and the same instrument.

7. Governing Law. This Designation will be construed in accordance with and governed by the laws of the State of New York, including Section 5-1401 of the General Obligations Law, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

8. Incorporation of Section 6.15 of the Transfer Agreement. The language of Section 6.15 of the Transfer Agreement is incorporated herein by reference.

9. Limitation of Liability of the Owner Trustee. The parties hereto are put on notice and hereby acknowledge and agree that (a) this Designation is executed and delivered on behalf of the Trust by BNY Mellon Trust of Delaware (“BNY”), not individually or personally but solely as Owner Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, covenants, undertakings and agreements herein made on the part of the Trust, is made and intended not as personal representations, undertakings and agreements by BNY but is made and intended for the purpose for binding only, and shall be binding only on, the Trust, (c) nothing herein contained shall be construed as creating any liability on BNY, individually or personally or as Owner Trustee, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) BNY has made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust or any other party in this Designation, and (e) under no circumstances shall the Owner Trustee or BNY be personally liable for the payment of any indebtedness, indemnities, fees, costs or expenses of the Trust or be liable for the performance, breach or failure of any obligation, duty (including fiduciary duty, if any), representation, warranty or covenant made or undertaken by the Trust under this Designation or any other related documents.

[Remainder of Page Intentionally Left Blank]

A-2-3

IN WITNESS WHEREOF, the Transferor and the Trust have caused this Designation to be duly executed by their respective officers as of the day and year first above written.

BREAD FINANCIAL FUNDING, LLC, as Transferor

By:
Name:
Title:

BREAD FINANCIAL CARD ISSUANCE TRUST

By:	BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Name:
Title:

ACCEPTED AND ACKNOWLEDGED:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

EXHIBIT B

FORM OF REASSIGNMENT OF RECEIVABLES IN REMOVED ACCOUNTS

FROM BREAD FINANCIAL CARD ISSUANCE TRUST

(as required by Section 2.12(b) of the Transfer Agreement)

REASSIGNMENT NO. [___] OF RECEIVABLES FROM BREAD FINANCIAL CARD ISSUANCE TRUST (this “Reassignment”), dated as of [___________],3 by and among BREAD FINANCIAL FUNDING, LLC, as transferor (the “Transferor”), BREAD FINANCIAL CARD ISSUANCE TRUST (the “Trust”), as issuer and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as indenture trustee (the “Indenture Trustee”) pursuant to the Transfer Agreement referred to below.

W I T N E S S E T H:

WHEREAS, Bread Financial Funding, LLC, as Transferor and the Trust are parties to the Transfer Agreement, dated as of June 11, 2026 (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the “Transfer Agreement”);

WHEREAS, pursuant to the Transfer Agreement, the Transferor wishes to remove from the Trust all Receivables in certain designated Accounts (the “Removed Accounts”) and to cause the Trust to reassign the Receivables of such Removed Accounts, whether now existing or hereafter created, from the Trust to the Transferor; and

WHEREAS, the Trust and the Indenture Trustee are willing to accept such designation and to reconvey the Receivables in the Removed Accounts subject to the terms and conditions hereof.

NOW, THEREFORE, the Trust, the Indenture Trustee and the Transferor hereby agree as follows:

1. Defined Terms. All terms defined in the Transfer Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

“Removal Date” shall mean, with respect to the Removed Accounts, [________, ____].

“Removed Accounts” shall mean the Removed Accounts, as defined in the Transfer Agreement, that are designated hereby and listed on the supplement to the TA Account Schedule attached hereto.

2. Designation of Removed Accounts. On or prior to the seventh (7th) Business Day following the Removal Date, the Transferor shall deliver or cause to be delivered to the Trust and the Indenture Trustee a supplement to the TA Account Schedule, specifying for each such Removed Account as of the Removal Date, its account number and the aggregate amount of

[3]	To be dated as of the Removal Date.

Receivables in such Removed Account. Such supplement to the TA Account Schedule shall be marked as an account schedule to this Reassignment, is hereby incorporated into and made part of this Reassignment, and shall supplement the TA Account Schedule delivered pursuant to the Transfer Agreement.

3. Conveyance of Receivables. (a) The Trust and the Indenture Trustee do hereby sell, transfer, assign, set over and otherwise convey to the Transferor, effective as of the Removal Date, without recourse, representation or warranty, all the right, title and interest of the Trust and the Indenture Trustee in, to and under the Receivables arising in the Removed Accounts, all Recoveries related thereto, all monies due and to become due and all amounts received with respect thereto and all proceeds thereof (collectively, the “Removed Trust Assets”).

(b) In connection with such reassignment, the Trust and the Indenture Trustee agree to execute and deliver to the Transferor, on or prior to the date this Reassignment is delivered, applicable termination statements prepared by the Trust with respect to the Removed Trust Assets evidencing the release by the Trust and the Indenture Trustee of its security interest in the Receivables in the Removed Accounts, and meeting the requirements of applicable state law, in such manner and such jurisdictions as necessary to terminate such interest.

(c) The Transferor shall, at its own expense, on the Removal Date, indicate in the appropriate computer files that all Receivables reassigned in connection with the Removed Accounts and the related Removed Trust Assets have been conveyed to the Transferor pursuant to this Reassignment [by removing the Securitization Code from the portfolio identifier field for such Removed Account].

4. Representations and Warranties. The Transferor hereby represents and warrants to the Issuer, the Owner Trustee and the Indenture Trustee as of the Removal Date:

(a) Legal, Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of the Transferor enforceable against the Transferor, in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

(b) List of Removed Accounts. The list of Removed Accounts delivered pursuant to Section 2.12(a)(ii) of the Transfer Agreement, as of the Removal Date, is true and complete in all material respects; and

5. Consent to Execution. Pursuant to Section 6.01 of the Trust Agreement, the Transferor, in its capacity as Transferor and Beneficiary, authorizes and directs the Owner Trustee to execute and deliver this Reassignment on behalf of the Trust. The Transferor hereby certifies that (i) it is the sole Beneficiary with the power and authority under the Trust Agreement to direct the Owner Trustee with respect to the foregoing actions, (ii) the foregoing actions are duly authorized pursuant to and in accordance with the Trust Agreement and are not inconsistent with or in violation of the terms of the documents to which the Trust is a party, and (iii) all conditions precedent to the foregoing actions have been satisfied or waived. In addition, the undersigned agrees that all action taken by the Owner Trustee in connection with this Reassignment is covered by the fee and indemnification provisions set forth in the Trust Agreement.

6. Ratification of the Transfer Agreement. The Transfer Agreement is hereby ratified, and all references to the “Transfer Agreement,” to “this Agreement” and “herein” shall be deemed from and after the Removal Date to be a reference to the Transfer Agreement as supplemented and amended by this Reassignment. Except as expressly amended hereby, all the representations, warranties, terms, covenants and conditions of the Transfer Agreement shall remain unamended and shall continue to be, and shall remain, in full force and effect in accordance with its terms and, except as expressly provided herein shall not constitute or be deemed to constitute a waiver of compliance with or a consent to noncompliance with any term or provision of the Transfer Agreement.

7. Counterparts. This Reassignment may be executed in any number of counterparts (and by different parties on separate counterparts), all of which taken together shall constitute one and the same instrument.

8. Governing Law. This Reassignment will be construed in accordance with and governed by the laws of the State of New York, including Section 5-1401 of the General Obligations Law, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

9. Incorporation of Section 6.15 of the Transfer Agreement. The language of Section 6.15 of the Transfer Agreement is incorporated herein by reference.

10. Limitation of Liability of the Owner Trustee. The parties hereto are put on notice and hereby acknowledge and agree that (a) this Reassignment is executed and delivered on behalf of the Trust by BNY Mellon Trust of Delaware (“BNY”), not individually or personally but solely as Owner Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, covenants, undertakings and agreements herein made on the part of the Trust, is made and intended not as personal representations, undertakings and agreements by BNY but is made and intended for the purpose for binding only, and shall be binding only on, the Trust, (c) nothing herein contained shall be construed as creating any liability on BNY, individually or personally or as Owner Trustee, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, (d) BNY has made no investigation as to the accuracy or completeness of any representations and warranties made by the Trust or any other party in this Reassignment, and (e) under no circumstances shall the Owner Trustee or BNY be personally liable for the payment of any indebtedness, indemnities, fees, costs or expenses of the Trust or be liable for the performance, breach or failure of any obligation, duty (including fiduciary duty, if any), representation, warranty or covenant made or undertaken by the Trust under this Reassignment or any other related documents.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Trust, the Indenture Trustee and the Transferor have caused this Reassignment to be duly executed by their respective officers as of the day and year first above written.

BREAD FINANCIAL CARD ISSUANCE TRUST

By:	BNY MELLON TRUST OF DELAWARE, not in its individual capacity but solely as Owner Trustee on behalf of the Trust

By:
Name:
Title:

BREAD FINANCIAL FUNDING, LLC, as Transferor

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Indenture Trustee

By:
Name:
Title:

[SIGNATURE PAGE TO REASSIGNMENT]

Account Schedule (to Exhibit B)

REMOVED ACCOUNTS

EXHIBIT C-1

FORM OF OPINION OF COUNSEL

WITH RESPECT TO AMENDMENTS

Provisions to be included in

Opinion of Counsel to be delivered pursuant

to Section 6.02(d)(i)

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable amendment date.

(i)

The amendment to the Transfer Agreement attached as an exhibit to the opinion (the “Amendment”) has been duly authorized, executed and delivered by the Transferor and constitutes the legal, valid and binding agreement of the Transferor, enforceable in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and except as such enforceability may be limited to general principles of equity (whether considered in a suit at law or in equity).

(ii)	The Amendment has been entered into in accordance with the terms and provisions of Section 6.1 of the Transfer Agreement.

C-1-1

EXHIBIT C-2

FORM OF OPINION OF COUNSEL

WITH RESPECT TO ADDITIONAL ACCOUNTS

Provisions to be included in

Opinion of Counsel to be

delivered pursuant to

Section 6.02(d)(ii) or (iv)

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Issuance Date.

1.

The Assignment (as defined in the Transfer Agreement) creates in favor of the Trust a security interest in the rights of the Transferor in the Receivables arising in the Additional Accounts identified in the account schedule to the Assignment and the identifiable proceeds thereof (the “Collateral”).

2.

The financing statement to be filed in connection with the Collateral (the “Financing Statement”) is in sufficient form for filing with the Office of the Secretary of State of the State of Delaware (the “State Office”) under the Delaware UCC with respect to the portion of the Collateral as to which a security interest can be perfected by filing a financing statement in the State Office under the Delaware UCC (the “Filing Collateral”), and upon the proper filing of the Financing Statement in the State Office pursuant to the provisions of the Delaware UCC, the security interest of the Trust in the Filing Collateral will be perfected.

3.

Under the Delaware UCC, the State Office is the proper place in which to file a financing statement to perfect a security interest in the Collateral. The Delaware UCC search obtained from the State Office with respect to filings with the State Office through [DATE] (the “Effective Time”) (i) identifies the Financing Statement as a presently effective financing statement filed in the State Office as of the Effective Time, and (ii) does not identify any other presently effective financing statement that covers the Collateral.

C-2-1

EXHIBIT C-3

FORM OF ANNUAL OPINION OF COUNSEL

The opinions set forth below may be subject to all the qualifications, assumptions, limitations and exceptions taken or made in the Opinions of Counsel delivered on any applicable Issuance Date. Unless otherwise indicated, all capitalized terms used herein shall have the meanings ascribed to them in the Transfer Agreement and in the Assignment.

1.

The security interest of the Trust in the rights of the Transferor in the Receivables identified in the TA Account Schedule (including any supplement thereto) delivered pursuant to the Transfer Agreement and the identifiable proceeds thereof (the “Collateral”) is perfected in that portion of the Collateral as to which a security interest can be perfected by filing a financing statement in the Office of the Secretary of State of the State of Delaware (the “State Office”) under the Delaware UCC (the “Filing Collateral”) as of the date hereof.

2.

The Delaware UCC search obtained from the State Office with respect to filings with the State Office through [DATE] (the “Effective Time”) (i) identifies the Financing Statement as a presently effective financing statement filed in the State Office as of the Effective Time, and (ii) does not identify any other presently effective financing statement that covers the Collateral.

C-3-1

EXHIBIT D

FORM OF ANNUAL CERTIFICATION

Re:	The Transfer Agreement, dated as of June 11, 2026 (the “Agreement”), by and between Bread Financial Funding, LLC, as transferor, and Bread Financial Card Issuance Trust, as issuer.

I, ________________________________, the _______________________ of U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (the “Company”), certify to the Transferor, and its officers, with the knowledge and intent that they will rely upon this certification, that:

(1) I have reviewed the report on assessment of the Company’s compliance provided in accordance with Rules 13a-18 and 15d-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1122 of Regulation AB (the “Servicing Assessment”), and the registered public accounting firm’s attestation report provided in accordance with Rules 13a-18 and 15d-18 under the Exchange Act and Section 1122(b) of Regulation AB (the “Attestation Report”), that were delivered by the Company to the Transferor pursuant to the Agreement (collectively, the “Company Information”);

(2) To the best of my knowledge, the Company Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Information;

(3) To the best of my knowledge, all of the Company Information required to be provided by the Company under the Agreement has been provided to the Transferor; and

(4) To the best of my knowledge, except as disclosed in the Servicing Assessment or the Attestation Report, the Company has fulfilled its obligations in all material respects under the Agreement.

Date:

By:
Name:
Title:

D-1

EXHIBIT E

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Indenture Trustee shall address, at a minimum, the criteria identified below as “Applicable Servicing Criteria”:

Servicing Criteria		Applicable Servicing Criteria for Indenture Trustee	Non/Applicable Servicing Criteria
Reference	Criteria

General Servicing Considerations

1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	☒[1]

1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	☒

1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the credit card accounts or accounts are maintained.		☒

1122(d)(1)(iv)	A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.	☒[1]

1122(d)(1)(v)	Aggregation of information, as applicable, is mathematically accurate and the information conveyed accurately reflects the information.	☒[1]

Cash Collection and Administration

1122(d)(2)(i)	Payments on pool assets are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.	☒[2]

1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	☒

1122(d)(2)(iii)	Advances of funds or guarantees regarding collections, cash flows or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.	☒[1]

1122(d)(2)(iv)	The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.	☒

1122(d)(2)(v)	Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.	☒

1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	☒[1]

1122(d)(2)(vii)	Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days	☒[1]

Servicing Criteria		Applicable Servicing Criteria for Indenture Trustee	Non/Applicable Servicing Criteria
Reference	Criteria
after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.

Investor Remittances and Reporting

1122(d)(3)(i)	Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with investors’ or the trustee’s records as to the total unpaid principal balance and number of credit card accounts serviced by the Servicer.	☒[1]

1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	☒

1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	☒

1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	☒

Pool Asset Administration

1122(d)(4)(i)	Collateral or security on credit card accounts is maintained as required by the transaction agreements or related pool asset documents.		☒

1122(d)(4)(ii)	Pool assets and related documents are safeguarded as required by the transaction agreements		☒

1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	☒[1]

1122(d)(4)(iv)	Payments on pool assets, including any payoffs, made in accordance with the related pool asset documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related pool asset documents.		☒

1122(d)(4)(v)	The Servicer’s records regarding the accounts agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.		☒

1122(d)(4)(vi)	Changes with respect to the terms or status of an obligor’s account (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.		☒

1122(d)(4)(vii)	Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.		☒

1122(d)(4)(viii)	Records documenting collection efforts are maintained during the period an account is delinquent in accordance with the transaction		☒

Servicing Criteria		Applicable Servicing Criteria for Indenture Trustee	Non/Applicable Servicing Criteria
Reference	Criteria
agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).

1122(d)(4)(ix)	Adjustments to interest rates or rates of return for accounts with variable rates are computed based on the related account documents.		☒

1122(d)(4)(x)	Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool assets, or such other number of days specified in the transaction agreements.		☒

1122(d)(4)(xi)	Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the Servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.		☒

1122(d)(4)(xii)	Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the Servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.		☒

1122(d)(4)(xiii)	Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the Servicer, or such other number of days specified in the transaction agreements.		☒

1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.		☒

1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	☒[1]

[1]	Applicable servicing criteria for purposes of the U.S. Bank Trust Company, National Association servicing platform, but inapplicable for purposes of Bread Financial Credit Issuance Trust.
[2]	Solely with regard to deposits made by the Indenture Trustee.

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

Date:

By:
Name:
Title:

TA ACCOUNT SCHEDULE

List of Accounts

[Delivered to the Trust and the Indenture Trustee]

SCHEDULE I

REQUIREMENTS OF FDIC RULE

As required by the FDIC Rule:

(a) Definitions. As used in this Schedule: (i) “sponsor” means Comenity Capital Bank (or any successor insured depository institution designated as sponsor for purposes of the FDIC Rule); (ii) “Issuer” means, collectively, the Transferor, the Trust and each other transferee of the Trust Assets that is an “issuer” as defined in the FDIC Rule; (iii) “servicer” means the Servicer and each other “servicer” of the financial assets within the meaning of the FDIC Rule; (iv) “obligations” or “securitization obligations” mean the Notes; and (v) “financial assets” and “securitized financial assets” mean the Trust Assets.

(b) Payment of principal and interest on the securitization obligations must be primarily based on the performance of financial assets that are transferred to the Issuer and, except for interest rate or currency mismatches between the financial assets and the obligations, shall not be contingent on market or credit events that are independent of such financial assets.

(c) Offering Document Disclosures. (i) The Issuer shall ensure that, prior to the sale of the obligations, the offering documents provide, to the extent applicable and in accordance with the FDIC Rule, disclosure regarding the credit quality and performance of the financial assets, including the information required by the FDIC Rule and any applicable FDIC staff interpretations. In the case of an issuance of obligations that is subject to 17 CFR part 229, subpart 229.1100 (Regulation AB of the Securities and Exchange Commission (Regulation AB)), the documents shall require that, on or prior to issuance of obligations and at the time of delivery of any periodic distribution report and, in any event, at least once per calendar quarter, while obligations are outstanding, information about the obligations and the securitized financial assets shall be disclosed to all potential investors at the financial asset or pool level, as appropriate for the financial assets, and security-level to enable evaluation and analysis of the credit risk and performance of the obligations and financial assets. The documents shall require that such information and its disclosure, at a minimum, shall comply with the requirements of Regulation AB or any successor disclosure requirements for public issuances, even if the obligations are issued in a private placement or are not otherwise required to be registered. Information that is unknown or not available to the sponsor or the Trust after reasonable investigation may be omitted if the Issuer includes a statement in the offering documents disclosing that the specific information is otherwise unavailable.

(ii) On or prior to issuance of obligations, the structure of the securitization and the credit and payment performance of the obligations shall be disclosed, including the capital or tranche structure, the priority of payments and specific subordination features; representations and warranties made with respect to the financial assets, the remedies for and the time permitted for cure of any breach of representations and warranties, including the repurchase of financial assets, if applicable; liquidity facilities and any credit enhancements permitted by the FDIC Rule; any waterfall triggers or priority of payment reversal features; and policies governing delinquencies, servicer advances, loss mitigation, and write-offs of financial assets.

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(iii) While obligations are outstanding, the Issuer shall provide to investors information with respect to the credit performance of the obligations and the financial assets, including periodic and cumulative financial asset performance data, delinquency and modification data for the financial assets, substitutions and removal of financial assets, servicer advances, as well as losses that were allocated to such tranche and remaining balance of financial assets supporting such tranche, if applicable, and the percentage of each tranche in relation to the securitization as a whole.

(iv) The nature and amount of compensation paid to the originator, sponsor, rating agency or third-party advisor, any broker, and the servicer(s), and the extent to which any risk of loss on the underlying assets is retained by any of them for such securitization shall be disclosed. The Issuer shall provide to investors while any obligations are outstanding any changes to such information and the amount and nature of payments of any deferred compensation or similar arrangements to any of the parties.

(d) Other FDIC Rule Requirements. The Issuer shall (to the extent applicable to the Issuer) comply in all material respects with the FDIC Rule Requirements with respect to, among other matters, documentation and disclosure of representations and warranties and related repurchase obligations, investor reporting, servicing standards, and the treatment of modifications, substitutions and removals.

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